Filed Pursuant to Rule 424(b)(3)

Registration No. 333-253432

Amendment No. 1 dated September 15, 2021 to+ PROSPECTUS SUPPLEMENT dated September 14, 2021 (To Prospectus dated February 24, 2021)

$25,000,000 ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN due September 15, 2061

The ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN due September 15, 2061 (the “Securities”) are senior unsecured debt securities issued by UBS AG (“UBS”) that provide 2 times leveraged long exposure to the compounded quarterly performance of the IFED Large-Cap US Equity Index Total Return (the “Index”), reduced by the Accrued Fees (as described below). The Index is the total return version of the IFED Large-Cap US Equity Index. The Index tracks large-cap U.S. equities that are determined by the Index Sponsor (as defined below) to be best positioned to benefit from the prevailing monetary environment.

The Securities do not guarantee any return of your initial investment and do not pay any coupon. You will lose some or all of your principal at maturity or upon early redemption or call if the compounded leveraged quarterly return of the Index is insufficient to offset the combined negative effect of the Accrued Fees and, if applicable, the Redemption Fee Amount. The leverage on the Securities may be reset more frequently than quarterly and may be permanently reduced to zero in certain events, and you will lose your entire investment if their intraday or closing indicative value declines to or below zero. Any payment on the Securities at maturity or upon early redemption or call is subject to the creditworthiness of UBS and is not guaranteed by any third party.

The Securities are intended to be trading tools for sophisticated investors as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a quarterly, or in certain circumstances, shorter basis. Their performance over longer periods of time can differ significantly from their stated objectives. The Securities are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who have a “buy and hold” strategy. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking quarterly compounding leveraged long investment results. Investors should actively and continuously monitor their investments in the Securities, even intra-day. It is possible that you will suffer significant losses in the Securities even if the long-term performance of the Index is positive.

Although we have listed the Securities on NYSE Arca, there may not be an active trading market for the Securities.

General Considerations for the Securities

➣	The Securities are senior unsecured debt securities issued by UBS, maturing on September 15, 2061.
➣	The initial issuance of the Securities will trade on September 14, 2021 and settle on September 17, 2021.
➣	The Securities do not pay any coupon and do not guarantee any return of principal.
➣

The Securities are intended to provide 2 times leveraged long exposure to the compounded quarterly performance of the Index; however, the leverage may be reset more frequently if Loss Rebalancing Events occur and the Securities will become unleveraged if a Permanent Deleveraging Event occurs with respect to the Index. You should expect the trading price and Current Principal Amount of the Securities to be volatile.

➣

The Securities may be accelerated, and you will not receive any payment, if their Current Indicative Value or Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero.

➣	An Accrued Tracking Fee and an Accrued Financing Fee are deducted from the Closing Indicative Value daily.
➣

You may receive a cash payment at maturity or upon exercise by UBS of its call right with respect to your Securities based on the Closing Indicative Value of the Securities at the end of the applicable Measurement Period. However, any such payment may be zero.

➣

You may exercise your right to early redemption for 50,000 or more Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value on the Redemption Valuation Date, less the Redemption Fee Amount.

➣	The Index is designed to track large-cap U.S. equities that are determined by the Index Sponsor (as defined below) to be best positioned to benefit from the prevailing monetary environment.
➣	The Index is a total return index and the Index level reflects the notional reinvestment of the cash distributions from its constituent securities.

See “Risk Factors” beginning on page S-32 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated September 15, 2021

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B

Initial Trade Date:	September 14, 2021

Initial Settlement Date:	September 17, 2021

Term:	40 years, subject to your right to require UBS to redeem your Securities on any Redemption Date, the UBS Call Right and Automatic Acceleration upon Zero Value Event, each as described below.

Maturity Date:	September 15, 2061, subject to adjustment

Stated Principal Amount:	$25.00 per Security. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

Underlying Index:

The IFED Large-Cap US Equity Index Total Return (Bloomberg: “IFEDLT”) is the total return version of the IFED Large-Cap US Equity Index (Bloomberg: “IFEDL”). The Index tracks large-cap U.S. equities that are determined by Economic Index Associates, LLC (“EIA” or the “Index Sponsor”) to be best positioned to benefit from the prevailing monetary environment. We refer to the companies included in the Index as the “Index Constituent Securities”. The Index is developed by EIA and calculated by Indxx LLC (“Indxx”). The Index is a total return index and the Index level reflects the notional reinvestment of the cash distributions from its constituent securities. See “IFED Large-Cap US Equity Index Total Return” beginning on page S-50.

Closing Indicative Value:

The Closing Indicative Value represents the dollar value per Security that an investor would receive on any day if it redeemed the Security that day (without giving effect to any Redemption Fee Amount). The “Closing Indicative Value” per Security, will be calculated as follows:

(1)    On the Initial Trade Date, $25.00 per Security.

(2)    On any other calendar day, prior to the first day of a Measurement Period, an amount per Security equal to:

(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees

(3)    From and including the first day of a Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period Cash Amount

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(4)    The minimum value of the Closing Indicative Value on any calendar day will be zero.

If a Zero Value Event occurs for the Securities, the Closing Indicative Value of the Securities will be equal to zero on the day it occurs and on all future calendar days and you will lose your entire investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-80.

The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

Current Indicative Value:

The “Current Indicative Value”, as determined by the Security Calculation Agent, which we sometimes refer to interchangeably as the “intraday indicative value”, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day. For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. The minimum value of the Current Indicative Value on any calendar day will be zero.

From and including the first day of a Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day and (ii) the Residual Factor on the immediately preceding calendar day.

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current Indicative Value for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

If a Zero Value Event occurs for the Securities, the Current Indicative Value (intraday indicative value) for the Securities will be equal to zero for the remainder of the day it occurs and all future calendar days and you will lose your entire investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-80.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (intraday indicative value).

If the Securities undergo a split or reverse split, the Current Indicative Value (intraday indicative value) will be adjusted accordingly.

Listing:

The Securities are listed on NYSE Arca under the symbol “FEDL”. As long as an active secondary market exists, we expect that investors will purchase and sell the Securities primarily in this secondary market.

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Indicative Value Symbol of the Securities:

The Current Indicative Value (or intraday indicative value) of the Securities will be published on each Index Business Day under the ticker symbols:

FEDLIV <INDEX> (Bloomberg); ^FEDL-IV (Yahoo! Finance).

Current Principal Amount:

The Current Principal Amount represents the unleveraged notional investment in the Index Constituent Securities per Security at the close of trading on any Reset Valuation Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal Amount at the close of trading on any Reset Valuation Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value Event occurs prior to your Securities permanently resetting to 1.0 at the end of the Second Permanent Deleveraging Valuation Date, then your Securities will be accelerated and you will not receive any payment on your Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-80.

The “Current Principal Amount” per Security, will be calculated as follows:

(1)    From and including the Initial Trade Date to and excluding the first Reset Valuation Date, $25.00 per Security.

(2)    At the close of trading on each Reset Valuation Date after the Initial Trade Date, the Current Principal Amount of the Securities will be reset as follows:

New Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor) – Accrued Fees

The Current Principal Amount will not change until the first Reset Valuation Date.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation Date.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Leverage Factor:

The “Leverage Factor” is:

(1)    Until the occurrence of a Permanent Deleveraging Event and close of trading on the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 2.0.

(2)    If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 1.0.

Index Factor:

The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The Index Factor times the applicable Current Principal Amount on the preceding calendar day represents the current value of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This does not reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.

The “Index Factor” is:

1 + (Leverage Factor × Index Performance Ratio)

Index Performance Ratio:

The “Index Performance Ratio” will be calculated as follows:

Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

Reset Valuation Date:

A Reset Valuation Date represents a day when the Current Principal Amount is reset at the close of trading.

The “Reset Valuation Date” means:

(1)    any calendar day up to and including the Second Permanent Deleveraging Valuation Date, that is either: (i) the Initial Trade Date, (ii) a Quarterly Reset Valuation Date, (iii) a Loss Rebalancing Valuation Date, (iv) the First Permanent Deleveraging Valuation Date, or (v) the Second Permanent Deleveraging Valuation Date; and

(2)    any calendar day following the Second Permanent Deleveraging Valuation Date.

The definition of each valuation date is set forth below.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation Date and the Last Reset Index Closing Level will remain the same.

Last Reset Index Closing Level:	On any calendar day, the “Last Reset Index Closing Level” is the Index Closing Level on the most recent Reset Valuation Date.

The initial Last Reset Index Closing Level is the Index Closing Level on the Initial Trade Date as reported by Bloomberg L.P. (“Bloomberg”) and Reuters. 23572.14 is the initial Last Reset Index Closing Level measured on September 14, 2021 (the Initial Trade Date).

Accrued Fees:	“Accrued Fees” as of any date of determination means: Accrued Tracking Fee + Accrued Financing Fee If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

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Daily Tracking Fee:

The Daily Tracking Fee represents the investor fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security. These charges accrue and compound during the applicable period, and will reduce any amount you are entitled to receive at maturity, early redemption or call.

The “Daily Tracking Fee” per Security, will be calculated as follows:

(1)    On the Initial Trade Date, zero per Security.

(2)    The Daily Tracking Fee on any subsequent calendar day, is equal to:

(a) (i) 0.95% times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (b) 365.

(3)    The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

Accrued Tracking Fee:

The “Accrued Tracking Fee” per Security will be calculated as follows:

(1)    On the Initial Trade Date, the Accrued Tracking Fee is equal to zero.

(2)    On any subsequent calendar day, the Accrued Tracking Fee is equal to:

(a) the Accrued Tracking Fee as of the immediately preceding calendar day, plus (b) the Daily Tracking Fee on such calendar day.

(3)    On the calendar day after each Reset Valuation Date, the Accrued Tracking Fee is reset to be equal to the Daily Tracking Fee on such calendar day.

Financing Rate:

The “Financing Rate” will equal the sum of (a) 1.55% and (b) SOFR on the immediately preceding U.S. Government Securities Business Day. The minimum value of SOFR (or any successor base rate, as described below) used on any calendar day will be zero. The minimum Financing Rate at any time will be 1.55%.

“SOFR” means, with respect to any U.S. Government Securities Business Day, the daily secured overnight financing rate for such U.S. Government Securities Business Day as provided by the SOFR Administrator on the SOFR Administrator’s Website. If for any U.S. Government Securities Business Day, the SOFR in respect of that day has not been published on the SOFR Administrator’s Website by the time the Security Calculation Agent determines the Financing Rate for the immediately succeeding day and the Security Calculation Agent has not determined that SOFR has been discontinued, then the SOFR for such day will be the secured overnight financing rate as published in respect of the first preceding U.S. Government Securities Business Day for which the secured overnight financing rate was published on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-69 for provisions relating to determining a successor base rate if the Security Calculation Agent determines that SOFR (or a successor base rate) has been discontinued.

For example, 0.05% was the SOFR rate on September 10, 2021, which was a U.S. Government Securities Business Day. The Financing Rate on September 13, 2021 would therefore have been equal to 1.55% + 0.05%, or 1.60%.

Daily Financing Fee:

The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.

The “Daily Financing Fee” per Security will be calculated as follows:

(1)    On the Initial Trade Date, the Daily Financing Fee is equal to zero.

(2)    The Daily Financing Fee on any subsequent calendar day is equal to:

(a)    (i) the Financing Rate, on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by

(b)    360.

(3)    If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Daily Financing Fee will be equal to zero.

(4)    The minimum value of the Daily Financing Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Financing Fee will be adjusted accordingly.

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Accrued Financing Fee:

The “Accrued Financing Fee” per Security will be calculated as follows:

(1)    On the Initial Trade Date, the Accrued Financing Fee is equal to zero.

(2)    On any subsequent calendar day, the Accrued Financing Fee is equal to:

(a)    the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.

(3)    On the calendar day after each Reset Valuation Date, the Accrued Financing Fee is reset to be equal to the Daily Financing Fee on such calendar day.

(4)    If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Accrued Financing Fee will be equal to zero.

Quarterly Reset Valuation Date:

The “Quarterly Reset Valuation Date” is the second Wednesday of January, April, July and October of each calendar year during the term of the Securities (other than an Excluded Day, as defined below), subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84.

As used above, an “Excluded Day” means (i) the Index Business Day immediately preceding the first day of a Measurement Period and any calendar day thereafter and (ii) any calendar day after the Second Permanent Deleveraging Valuation Date.

Loss Rebalancing Event:

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event for the Securities, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day, as defined below) decreases by 20% or more in value from the previous Last Reset Index Closing Level.

As used above, an “Excluded Day” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day, (ii) any Quarterly Reset Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of a Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day, (v) any calendar day from and including the first day of a Measurement Period, (vi) the First or Second Permanent Deleveraging Valuation Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation Date, and (viii) any calendar day on or after which a Zero Value Event occurs. Unless otherwise indicated, all references to time are to New York City time.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar quarter. See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-82.

Loss Rebalancing Valuation Date:

The “Loss Rebalancing Valuation Date” means:

(1)    if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84; and

(2)    if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Permanent Deleveraging Event:

A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event.

A Permanent Deleveraging Event can occur only following a Loss Rebalancing Event and prior to the completion of the associated leverage reset to 2.0 at the close of trading on the day that such Loss Rebalancing Event has occurred (or if such event occurs after 3:15 p.m., on the Index Business Day following the day on which such Loss Rebalancing Event has occurred), as described under “Permanent Deleveraging Valuation Dates” below.

A “Permanent Deleveraging Event” occurs if, at any time on any Index Business Day (other than an Excluded Day, as defined below), the Intraday Index Value decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.

As used above, an “Excluded Day” means (i) the First or Second Permanent Deleveraging Valuation Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation Date, (iii) any calendar day on or after which a Zero Value Event occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent Deleveraging Event occurs after 3:15 p.m. on such day, and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.

See “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-82.

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Permanent Deleveraging Valuation Dates:

“Permanent Deleveraging Valuation Dates” means the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date, each as defined below:

(1)    The “First Permanent Deleveraging Valuation Date” means:

(a)      Any Index Business Day that otherwise would have been a Loss Rebalancing Valuation Date, but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84.

(b)      If a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, then the first Index Business Day following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent Deleveraging Valuation Date.

(2)    The “Second Permanent Deleveraging Valuation Date” means the Index Business Day immediately following the First Permanent Deleveraging Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation Date.

Zero Value Event:

A Zero Value Event represents the first instance when the Current Indicative Value (intraday indicative value) or the Closing Indicative Value is less than or equal to zero (other than on an Excluded Day, as defined below). It will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

A Zero Value Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value (intraday indicative value) or the Closing Indicative Value declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, the second Index Business Day following such event), as described under “Permanent Deleveraging Valuation Dates” above.

A “Zero Value Event” occurs if the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day, as defined below) is less than or equal to zero. From immediately after the Zero Value Event and on all future calendar days, the Current Indicative Value (intraday indicative value) and the Closing Indicative Value will be set equal to zero.

As used above, an “Excluded Day” means (i) any calendar day after the Second Permanent Deleveraging Valuation Date, (ii) any calendar day on or after which a Zero Value Event has already occurred, and (iii) any calendar day during or following a Measurement Period.

Automatic Acceleration Upon Zero Value Event:

The “Automatic Acceleration Upon Zero Value Event” provision provides for the automatic acceleration of all issued and outstanding Securities upon the occurrence of a Zero Value Event by way of a mandatory redemption by UBS. If this provision is triggered, your Securities will be automatically accelerated and mandatorily redeemed and you will not be entitled to receive any payment in respect of your Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

If a Zero Value Event occurs, UBS will issue a press release shortly after the event; provided that the failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended from trading intraday on NYSE Arca shortly after the event occurs and trading is unlikely to resume.

Early Redemption; Redemption Amount:

Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures”, upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

(1)    its Closing Indicative Value, as of the Redemption Valuation Date, minus

(2)    the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero.

Redemption Fee Amount:	The “Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to: 0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date

Payment at Maturity; Call Settlement Amount; Cash Settlement Amount:

Unless earlier redeemed or accelerated upon Zero Value Event, you will receive at maturity or upon UBS call a cash payment equal to its Closing Indicative Value on the last Index Business Day in the applicable Measurement Period.

We refer to the cash payment you will receive at maturity as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment will be zero.

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UBS Call Right:

On any Index Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If UBS exercises this call right, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period (the “Call Settlement Amount”), which will be paid on the Call Settlement Date. If such amount is equal to or less than zero, the payment will be zero.

In the event that the Market Value of the Securities outstanding is less than $500,000,000 at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right, the Call Measurement Period will be the Call Valuation Date and will not extend for four Index Business Days. For details of the applicable Call Measurement Periods, see “Specific Terms of the Securities — UBS Call Right” beginning on page S-80.

Call Valuation Date:	The “Call Valuation Date” means the date disclosed as such by UBS in its notice of exercise of the UBS Call Right.

Measurement Period / Market Value:

The “Measurement Period” means the Final Measurement Period or, if UBS exercises its Call Right, the Call Measurement Period.

The “Final Measurement Period” means:

(1)    if the Market Value of the Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84; and

(2)    if the Market Value of the Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The “Call Measurement Period” means:

(1)    if the Market Value of the Securities outstanding at the close of trading on the Index Business Day immediately preceding the date UBS issues a notice of exercise of its Call Right is less than $500,000,000, the Call Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”; and

(2)    if the Market Value of the Securities outstanding at the close of trading on the Index Business Day immediately preceding the date UBS issues a notice of exercise of its Call Right is equal to or greater than $500,000,000, the four Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement Period.

The “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding (a) the date UBS issues its notice of exercise of the UBS Call Right or (b) the Calculation Date, will equal: (i) the Closing Indicative Value as of such Index Business Day times (ii) the number of Securities outstanding as reported by FEDLSO <Index> on Bloomberg.

Measurement Period Cash Amount:

The Measurement Period Cash Amount represents the portion of the Current Principal Amount that has been converted to cash on any given day of a Measurement Period and is no longer tracking the Index. At the close of trading of each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of a four-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one‑day Measurement Period, approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

The “Measurement Period Cash Amount” per Security, will be calculated as follows:

(1)    $0.00 on any calendar day, to but excluding the first day of a Measurement Period.

(2)    On the first day of a one-day Measurement Period:

At the close of trading on such Index Business Day, (Current Principal Amount on the immediately preceding calendar day × Index Factor on such Index Business Day).

(3)    From and including the first day of a four-day Measurement Period:

(a)    At the close of trading on each Index Business Day during the Measurement Period, the Measurement Period Cash Amount on the immediately preceding calendar day, + (Current Principal Amount on the calendar day immediately preceding the first day of such Measurement Period, × 0.25 × Index Factor, on such Index Business Day); and

(b)    On any calendar day during the Measurement Period that is not an Index Business Day, the Measurement Period Cash Amount on the immediately preceding Index Business Day.

(4)    On any calendar day after the last Index Business Day of a Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

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Notwithstanding the foregoing, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash amount from the immediately preceding calendar day.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

Residual Factor:

The Residual Factor is intended to approximate the percentage of the Current Principal Amount that is tracking the Index on any given day. The Residual Factor is relevant only during a Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas. At the close of trading on each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash.

The “Residual Factor” will be calculated as follows:

(1)    1.0 on any calendar day, to but excluding the first day of a Measurement Period.

(2)    From and including the first day of a four-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such four-day Measurement Period, divided by (b) four.

For example, on the first Index Business Day in a four-day Measurement Period, the Residual Factor will equal 3/4, on the second Index Business Day in a four-day Measurement Period, the Residual Factor will equal 2/4, on the third Index Business Day in a four-day Measurement Period, the Residual Factor will equal 1/4 and on the last Index Business Day in a four-day Measurement Period, the Residual Factor will equal zero.

(3)    On any calendar day from and including the last Index Business Day of a Measurement Period, the Residual Factor will be equal to zero.

Index Closing Level:

The “Index Closing Level” on any date of determination is the closing level of the Index, as reported on Bloomberg and Reuters on such day; however, if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. If the closing level of the Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the Index Business Day immediately preceding such calendar day.

The initial Index Closing Level (and the first Last Reset Index Closing Level) measured on September 14, 2021, as determined by the Security Calculation Agent, is set forth under “Last Reset Index Closing Level” above.

Security Calculation Agent:	UBS Securities LLC

Calculation Date:

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

The “Calculation Date” means September 7, 2061 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

Index Business Day:	“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

First Redemption Date:	The “First Redemption Date” means the fourth Index Business Day immediately following the Initial Trade Date, subject to adjustments.

Final Redemption Date:	The “Final Redemption Date” means the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments.

Intraday Index Value:

The “Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published every 15 seconds during normal trading hours by Bloomberg under the ticker symbol “IFEDLT Index”.

Split or Reverse Split of the Securities:

We may, at any time in our sole discretion, initiate a split or reverse split of the Securities. If we decide to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of such notice shall be deemed to be the “announcement date” of the split or reverse split, the record date for the split or reverse split will be the tenth Business Day after the announcement date, and the effective date of the split or reverse split will be the next Business Day after the record date. In the event of a split or reverse split, the Current Principal Amount, Closing Indicative Value, Current Indicative Value, Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities will be adjusted accordingly. See “Specific Terms of the Securities — Split or Reverse Split of the Securities” beginning on page S-83.

Related Definitions:

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-70 for the definitions of “Index Calculation Agent”, “U.S. Government Securities Business Day” and “Primary Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-78 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-79 for the definitions of “Redemption Notice” and “Redemption Confirmation.”

CUSIP Number:	90278V750

ISN Number:	US90278V7507

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On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of the aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions with any purchase or sale of the Securities and may also receive a portion of the Accrued Fees. For any Securities it sells, UBS Securities LLC may charge institutional investors transacting directly with it, a creation fee. This creation fee may vary over time at UBS’s discretion. Please see “Supplemental Plan of Distribution” beginning on page S-98 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

+ This Amendment No. 1 to the prospectus supplement dated September 14, 2021 is being filed for the purposes of clarifying certain disclosures for consistency.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this prospectus supplement modify or supplement those described in the accompanying prospectus and, if the terms described in this prospectus supplement are inconsistent with those described in the accompanying prospectus, the terms described in this prospectus supplement are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated February 24, 2021 at: https://www.sec.gov/Archives/edgar/data/1114446/000119312521054082/d138688d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Validity of the Securities	76
Experts	76

S-i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and that, unless otherwise indicated, references to time are to New York City time.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on it agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, over the counter (“OTC”) derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with any outstanding Securities. In addition, we may slow or suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for such Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- Can you tell me more about the effect of the hedging activity of UBS and its affiliates?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS that provide a 2 times leveraged return linked to the compounded quarterly performance (unless a Permanent Deleveraging Event has occurred, in which case such long exposure will be based on the subsequent unleveraged performance) of IFED Large-Cap US Equity Index Total Return (the “Index”) (Bloomberg: “IFEDLT”) before taking into account the Accrued Fees associated with the Securities that will reduce the return and any amounts payable on the Securities. These Accrued Fees are the Accrued Tracking Fee, which accrues daily and is calculated based on the Daily Tracking Fee, and the Accrued Financing Fee, which represents the fees associated with replicating a leveraged investment, each as defined on the cover pages of this prospectus supplement. Because the return is leveraged, if the Index level increases over any calendar quarter (a “beneficial quarterly performance”), the return on the Index for the Securities, as measured by the Current Principal Amount, will increase by 2 times the movement of the Index (before taking into account the Accrued Fees). Similarly, if the Index level decreases over any calendar quarter (an “adverse quarterly performance”), the return on the Index for the Securities, as measured by the Current Principal Amount, will decrease by 2 times the movement of the Index (before taking into account the Accrued Fees). To ensure that a relatively consistent degree of leverage is applied to the performance of the Index, the Current Principal Amount is reset quarterly or more frequently upon the occurrence of a Loss Rebalancing Event, which will have the effect of resetting the then-current leverage to approximately 2.0. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. A leveraged investment entails risks that are different in certain respects from an unleveraged investment. For a discussion of leverage, see “— Leveraged Investment Returns” below and for a discussion of the risks related to an investment in the Securities, including leverage risks, see “Risk Factors” beginning on page S-32. In addition, the Securities may be automatically accelerated upon the occurrence of a Zero Value Event and may be redeemed prior to the Maturity Date by UBS, at its option, as described below under “— Automatic Acceleration Upon Zero Value Event” and “— UBS Call Right.”

Unlike ordinary debt securities, the Securities do not pay any coupons and do not guarantee any return of principal at maturity or upon early redemption or exercise of our call right. You may lose all or a substantial portion of your initial investment.

The Index

The Index is a composite of large-cap U.S. companies that have actively-traded common stock whose primary listing is on an eligible U.S. exchange, namely the New York Stock Exchange (“NYSE”) and Nasdaq. The Index is designed to maximize exposure to those large-cap U.S. equities best positioned to benefit from the prevailing monetary environment. The Index uses a combination of Federal Reserve Board (the “Federal Reserve”) policy developments and key firm metrics to select stocks via a transparent and rules-based active strategy (the “IFED Strategy”). The Index Sponsor has developed empirical research that presents support for the view that, if measured properly, there is a significant and consistent association between the Federal Reserve monetary policy shifts and subsequent return on equities and other securities. For a detailed description of the Index, see “IFED Large-Cap US Equity Index Total Return” beginning on page S-50.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the Closing Indicative Value.

We refer to the qualifying large-cap U.S. companies included in the Index as the “Index Constituent Securities.”

Leveraged Investment Returns

The Securities seek to approximate the quarterly returns that might be available to investors through a leveraged “long” investment in the Index Constituent Securities. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest (e.g., in a margin account at a brokerage) and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged long investment strategy terminates with the sale of the underlying assets and repayment of the loan to the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituent Securities, the Securities provide that each $1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $1 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $1, which, together with the $1 invested, represents a notional investment of $2 in the Index Constituent Securities on the Initial Trade Date. During the term of your Securities, the notional loan amount, which is equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the Accrued Financing Fee, which seeks to represent the daily amount of interest that leveraged investors might incur (e.g., interest on a margin loan) if they sought to borrow funds at a similar rate from a third-party lender. At maturity or upon early redemption or call, the total leveraged investment in the Index Constituent Securities is notionally sold at the then-current values of the Index Constituent Securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity or upon early redemption or call, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing fees that are commonly present in such leveraged “long” investment strategies.

In order to mitigate the risk to UBS that the value of the Index Constituent Securities is not sufficient to repay the principal and Accrued Financing Fee of the notional loan, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 20% from the Last Reset Index Closing Level, a Loss Rebalancing Event (as defined below) will occur and the Current Principal Amount will be reset in order to deleverage the Securities with the intent of resetting the then-current leverage to approximately 2.0, as described under “Specific Terms of the Securities — Loss Rebalancing Events.” In addition, in order to further mitigate such risk to UBS, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 40% or more from the Last Reset Index Closing Level, a Permanent Deleveraging Event (as defined below) will occur and the Current Principal Amount will be reset over a period of two Index Business Days, with the aim of permanently resetting the then-current leverage to 1.0, as described under “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-82. Following the occurrence of a Permanent Deleveraging Event, the Accrued Financing Fee will equal zero for the remaining life of the Securities because there will no longer be any notionally borrowed money. A Permanent Deleveraging Event can occur only following a Loss Rebalancing Event and prior to the completion of the associated leverage reset to 2.0 at the close of trading on the day that such Loss Rebalancing Event has occurred (or if such event occurs after 3:15 p.m., on the Index Business Day following the day on which such Loss Rebalancing Event has occurred).

In addition, in order to further mitigate such risk to UBS, if the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero, a Zero Value Event (as defined below) will occur and the Securities will be automatically accelerated and mandatorily redeemed by UBS, as described under “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-81. A Zero Value Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value (intraday indicative value) or the Closing Indicative Value declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, the second Index Business Day following such event).

The Accrued Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption or call. The Accrued Financing Fees will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-70.

Payment at Maturity or upon Early Redemption or UBS Call

The Securities do not guarantee any return of principal at or prior to maturity or upon early redemption or call. Instead, you will receive a cash payment per Security based on the 2 times leveraged compounded quarterly performance of the Index (unless a Permanent Deleveraging Event has occurred, in which case such exposure will become unleveraged) reduced by the Accrued Fees and, if applicable, a Redemption Fee Amount.

Positive or negative quarterly changes in the Index Closing Level will not solely determine the return on your Securities due to the combined effects of leverage, quarterly (or more frequent) compounding and any applicable fees and financing charges.

Because the Current Principal Amount is reset each quarter, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity or upon early redemption or call will be contingent upon the quarterly compounded 2 times leveraged long performance (unless a Permanent Deleveraging Event has occurred, in which case such long exposure will be based on the subsequent unleveraged performance) of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees (and, in the case of early redemption, the Redemption Fee Amount). Accordingly, even if over the term that you hold the Securities the level of the Index has increased, there is no guarantee that you will receive at maturity or upon early redemption or call your initial investment back or any return on that investment. This is because the amount you receive depends on how the Index has performed in each quarter on a compounded, leveraged basis prior to payment, and consequently, how the Current Principal Amount has been reset in each quarter. In particular, significant adverse quarterly performances for your Securities may not be offset by any beneficial quarterly performances of the same magnitude. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. You will not receive the benefit from, or be exposed to leveraged returns with respect to the Securities following a Permanent Deleveraging Event. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

Initially, the Current Principal Amount is equal to $25.00 per Security. At the start of each subsequent calendar quarter (as well as upon the occurrence of a Loss Rebalancing Event), the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount. The Current Principal Amount will be reset daily following the occurrence of a Permanent Deleveraging Event.

For example, if for the quarter ending on the Quarterly Reset Valuation Date occurring on the second Wednesday in July the Current Principal Amount is $20 and the Index Factor as such date is equal to 0.90, the Current Principal Amount for the following Thursday will equal $18 before deducting the Accrued Fees.

Subsequently, the Index Factor as of the Quarterly Reset Valuation Date for the quarter ending on the Quarterly Reset Valuation Date occurring on the second Wednesday in October will be applied to the Current Principal Amount as of such date to derive the Current Principal Amount for the quarter beginning on the following Thursday. This example does not take into account the effect of Loss Rebalancing Events, which would reset the Current Principal Amount intra-quarter as described under “Specific Terms of the Securities — Loss Rebalancing Events” on page S-82, or of a Permanent Deleveraging Event, after which the Current Principal Amount resets daily as described under “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-82.

The Current Principal Amount is reset each calendar quarter to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse quarterly performance, the Index Factor of any further adverse quarterly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse quarterly performance will increase correspondingly. Note, however, that the leverage will be reset to 1.0 if a Permanent Deleveraging Event occurs and the Securities will remain unleveraged.

Resetting the Current Principal Amount also means that the dollar amount that may be gained from any beneficial quarterly performance will be contingent upon the Current Principal Amount. The higher the Current Principal Amount, the larger the absolute gain you will accrue from any beneficial quarterly performance. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial quarterly performance will decrease correspondingly. If the Securities undergo a split or reverse split, the Current Principal Amount of the Securities will be adjusted accordingly.

The below illustrative examples demonstrate how the leverage, deemed financing amount and Current Principal Amount (“CPA”) are reset on a Quarterly Reset Valuation Date in circumstances where (a) the Index Closing Level has increased from the Last Reset Index Closing Level and (b) the Index Closing Level has decreased from the Last Reset Index Closing Level. For the ease of analysis and presentation, no Daily Financing Fees or Daily Tracking Fees are accrued in the example.

Illustrative Example A:

Illustrative Example B:

The Current Principal Amount may be reset more frequently than quarterly upon the occurrence of a Loss Rebalancing Event. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

If a Permanent Deleveraging Event occurs, your Securities will be deleveraged with the aim of permanently resetting, over two Index Business Days, the then-current leverage to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent Deleveraging Event.

For each Security, unless earlier called, redeemed or accelerated upon Zero Value Event, you will receive at maturity a cash payment equal to its Closing Indicative Value on the last Index Business Day in the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, you will not receive any payment at maturity.

The “Closing Indicative Value” per Security will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security;
(b)	On any other calendar day, prior to the first day of a Measurement Period, an amount per Security equal to:

(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees

(c)	From and including the first day of a Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period Cash Amount

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(d)	The minimum value of the Closing Indicative Value on any calendar day will be zero.

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment at maturity. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

Illustrative Example C:

The illustrative example below demonstrates how the Closing Indicative Value is calculated on each day prior to the first day of a Measurement Period or the occurrence of a Zero Value Event, i.e. during the normal life of the security. (1)

➣	Closing Indicative Value: the dollar value per ETN that an investor would receive on any day, if it redeemed the ETN on such day (2)
➣	Current Principal Amount: the unleveraged notional investment in the Index Constituent Securities per ETN at the close of trading on any Reset Valuation Date
➣	Accrued Fees: the sum of the Daily Tracking Fee and the Daily Financing Fee accrued since the last Reset Valuation Date
➣	Index Factor: the leveraged percentage change in the Index level since the Last Reset Index Closing Level (3)
(1)	On any calendar day prior to the start of a Final Measurement Period or a Call Measurement Period, which occur at maturity or upon UBS's exercise of its Call Right.
(2)	Excluding any Redemption Fee Amount.
(3)	If a Permanent Deleveraging Event occurs, the leverage of the ETNs is permanently reset to 1.0

Illustrative Example D:

The illustrative example below demonstrates how the Closing Indicative Value is calculated on each day during a four-day Measurement Period. For the ease of analysis and presentation in the example, (a) no Daily Financing Fees or Daily Tracking Fees are accrued, (b) Accrued Fees are equal to zero on all days of the Measurement Period, (c) the Index Business Day immediately preceding the first day of the Measurement Period is a Reset Valuation Date, and (d) the Index Closing Level remains unchanged from the Last Reset Index Closing Level until the end of the Measurement Period.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-70.

We may call the Securities prior to the Maturity Date pursuant to our Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will lose your entire investment. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-80 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-81.

UBS Call Right

On any Index Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. In the event UBS exercises this call right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-80.

Loss Rebalancing Events

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on an Index Business Day (other than an Excluded Day) decreases by 20% or more from the Last Reset Index Closing Level. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. After a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-82.

Illustrative Example E:

The illustrative example below demonstrates how the deemed financing amount and Current Principal Amount are reset on a Reset Valuation Date (the Loss Rebalancing Valuation Date) following a Loss Rebalancing Event triggered in circumstances where the Intraday Index Value has decreased by 20% or more on a single Index Business Day. For the ease of analysis and presentation in the example, (a) no Daily Financing Fees or Daily Tracking Fees are accrued, (b) the decrease in the Intraday Index Value occurs on a single day, (c) the Intraday Index Value decreases by 20% or more prior to 3:15 p.m., and (d) the Loss Rebalancing Valuation Date is on the same Index Business Day that the Loss Rebalancing Event occurred and on the next Index Business Day after the last Reset Valuation Date.

Permanent Deleveraging Event

If, at any time on any Index Business Day (other than an Excluded Day), the Intraday Index Value decreases by 40% or more from the Last Reset Index Closing Level (a “Permanent Deleveraging Event”), your Securities will be deleveraged with the aim of permanently resetting, over two Index Business Days, the then-current leverage to 1.0. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent Deleveraging Event.

A Permanent Deleveraging Event can occur only following a Loss Rebalancing Event and prior to the completion of the associated leverage reset to 2.0 at the close of trading on the day that such Loss Rebalancing Event has occurred (or if such event occurs after 3:15 p.m., on the Index Business Day following the day on which such Loss Rebalancing Event has occurred), as described under “Permanent Deleveraging Valuation Dates” above.

See “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-82.

Illustrative Example F:

The illustrative example below demonstrates how the deemed financing amount, leverage and Current Principal Amount are reset over two Index Business Days following a Permanent Deleveraging Event triggered in circumstances where the Intraday Index Value has decreased by 40% or more on a single Index Business Day. For the ease of analysis and presentation in the example, (a) no Daily Financing Fees or Daily Tracking Fees are accrued, (b) the decrease in the Intraday Index Value occurs on a single day, (c) the Intraday Index Value decreases by 40% or more prior to 3:15 p.m., (d) the First Permanent Deleveraging Valuation Date is on the same Index Business Day that the Permanent Deleveraging Event occurred and on the next Index Business Day after the last Reset Valuation Date, and (e) the Index Closing Level remains unchanged between the close of trading on the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date.

Automatic Acceleration Upon Zero Value Event

A Zero Value Event represents the first instance when the Current Indicative Value (intraday indicative value) or the Closing Indicative Value is less than or equal to zero (other than on an Excluded Day, as defined below). It will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

A Zero Value Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value (intraday indicative value) or the Closing Indicative Value declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, the second Index Business Day following such event), as described under “Permanent Deleveraging Event” above.

A “Zero Value Event” occurs if the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day, as defined below) is less than or equal to zero. From immediately after the Zero Value Event and on all future calendar days, the Current Indicative Value (intraday indicative value) and the Closing Indicative Value will be set equal to zero.

As used above, an “Excluded Day” means (i) any calendar day after the Second Permanent Deleveraging Valuation Date, (ii) any calendar day on or after which a Zero Value Event has already occurred, and (iii) any calendar day during or following a Measurement Period.

In the event that a Zero Value Event has occurred, UBS will issue a press release shortly after the event; provided that the failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.

See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-81.

Illustrative Example G:

The illustrative example below demonstrates how the deemed financing amount, leverage and Current Principal Amount are reset following a Zero Value Event triggered in circumstances where the Current Indicative Value (intraday indicative value) or the Closing Indicative Value is less than or equal to zero (other than on an Excluded Day). For the ease of analysis and presentation in the example, (a) no Daily Financing Fees or Daily Tracking Fees are accrued, (b) the decrease in the Intraday Index Value occurs on a single day, and (c) the Zero Value Event occurs on the next Index Business Day after the last Reset Valuation Date.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day through and including the Final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to any such waiver.

If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures” beginning on page S-79, you will receive payment for your Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The First Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value Event occurs, the last Redemption Date will be the date on which the Zero Value Event occurred.

The Redemption Valuation Date is the first Index Business Day following the date that the applicable redemption notice and redemption confirmation, each as described under “Specific Terms of the Securities — Redemption Procedures” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which it receives the notice of redemption rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-78.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

We may call the Securities prior to the Maturity Date pursuant to our Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-80 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-81.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker or other person through whom you hold your Securities to deliver a notice of redemption (“Redemption Notice”), which is attached to this Prospectus Supplement as Annex A, to UBS by email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker or other person through whom you hold your Securities must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-79 and “Description of the Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-32.

➣

You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment. The Securities are fully exposed to 2 times any quarterly decline in the level of the Index. If the compounded leveraged quarterly return of the Index is insufficient to offset the negative effect of the Accrued Fees and, if applicable, the Redemption Fee Amount, or if the compounded leveraged quarterly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity or upon early redemption or call. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities.

➣

Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset quarterly, you will be exposed to compounding of quarterly returns. As a result, the performance of the Securities for periods greater than one quarter is likely to be either greater than or less than the Index performance times the leverage factor of 2.0, before accounting for Accrued Fees, and the Redemption Fee Amount, if applicable. In particular, significant adverse quarterly performances of your Securities may not be offset by subsequent beneficial quarterly performances of equal magnitude. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

➣

Leverage risk — The Securities are 2 times leveraged long with respect to the Index, which means that you will benefit from 2 times any positive, but will be exposed to 2 times any negative, quarterly performance of the

Index, before the combined negative effect of the Accrued Fees and Redemption Fee Amount, if any. However, the leverage of the Securities may be greater or less than 2.0 during the periods between Reset Valuation Dates and if a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities.

➣

Permanent Deleveraging Event — A Permanent Deleveraging Event will have the effect of permanently resetting the leverage of the Securities to 1.0 for the remaining term of the Securities. Following the occurrence of a Permanent Deleveraging Event, your Securities will not receive the benefit from, or be exposed to, leveraged compounding quarterly returns with respect to the performance of the Index. This means that a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of a Permanent Deleveraging Event. Similarly, a constant percentage decrease in the Index Closing Level will have less of a negative effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event.

➣

Zero Value Event — A Zero Value Event will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. You will lose your entire investment and you will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

➣

Market risk — The return on the Securities, which may be positive or negative, is linked to the compounded leveraged quarterly return on the Index. The return on the Index is measured by the Index Closing Level, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events (including domestic or global health events, such as the recent coronavirus (COVID-19)) that affect the markets generally.

➣

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption or call. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

➣

We have potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As determinations by the Security Calculation Agent may adversely affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such determination.

➣

There may not be an active trading market for the Securities — Although we have listed the Securities on NYSE Arca, there may not be an active trading market for the Securities. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities set forth on the cover of this prospectus supplement. We may issue and sell additional Securities from time to time and we may suspend, slow or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➣

Conditions to early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities with those of other investors to reach this minimum requirement for redemption. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that we will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from our election to do so.

➣

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after we receive your redemption notice. Accordingly, you will be exposed to market risk in the event market conditions change after we receive your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➣	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➣

UBS Call Right — We may elect to redeem all issued and outstanding Securities at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the payment you would have otherwise been entitled to at maturity. In addition, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➣	You are willing to accept the risk that you may lose all or a substantial portion of your investment.
➣

You seek an investment with a return linked to 2 times the quarterly performance of the total return Index, which tracks large-cap U.S. equities that are determined by the Index Sponsor based on its fully rule-based strategy to be best positioned to benefit from the prevailing monetary environment and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities.

➣

You understand (i) leverage risk, including the risks inherent in maintaining a constant 2 times leverage on a quarterly basis and (ii) the consequences of seeking quarterly leveraged investment results generally, and you intend to actively monitor and manage your investment.

➣	You are aware, and are willing to accept the risk, that the Securities may trade at a substantial premium to, or discount from, their Current Indicative Value (or intraday indicative value).
➣

You believe the compounded leveraged quarterly return of the Index will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity or upon early redemption or call.

➣

You are willing to hold 2 times leveraged securities whose leverage will be reset back to 2.0 quarterly, or more frequently upon the occurrence of a Loss Rebalancing Event and will be permanently reset to 1.0 upon the occurrence of a Permanent Deleveraging Event, resulting in unleveraged exposure to the Index for the remaining term of the Securities.

➣	You are willing to hold securities that have a long-term maturity (40 years).
➣

You are willing to accept the risks inherent in investing in a security linked to the Index, which tracks large-cap U.S. equities that are determined by the Index Sponsor based on its fully rule-based strategy to be best positioned to benefit from the prevailing monetary environment and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities.

➣	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.
➣	You are willing to hold securities that we may call at any time.
➣

You are willing to hold securities that will be automatically accelerated and mandatorily redeemed by UBS in the event the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero.

➣

You are willing to pay the Accrued Fees and, if applicable, the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➣	You do not seek guaranteed income from your investment and you understand that no coupon, dividend or similar payments or distributions will be made on your Securities.
➣	You are not seeking an investment for which there will be an active secondary market.
➣	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➣	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.
➣

You do not seek an investment with a return linked to 2 times the quarterly performance of the Index, which tracks large-cap U.S. equities that are determined by the Index Sponsor to be best positioned to benefit from the prevailing monetary environment and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities.

➣

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant 2 times leverage on a quarterly basis or (ii) the consequences of seeking quarterly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➣	You are not willing to accept the risk that the Securities may trade at a substantial premium to or discount from their Current Indicative Value (or intraday indicative value).
➣

You believe that the compounded leveraged quarterly return of the Index will be negative during the term of the Securities or the compounded leveraged quarterly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption or call.

➣

You are not willing to hold 2 times leveraged securities whose leverage will be reset back to 2.0 quarterly, or more frequently upon the occurrence of a Loss Rebalancing Event and will be permanently reset to 1.0 upon the occurrence of a Permanent Deleveraging Event, resulting in unleveraged exposure to the Index for the remaining term of the Securities.

➣	You are not willing to hold securities that have a long-term maturity (40 years).
➣

You are not willing to accept the risks inherent in investing in a security linked to the Index, which tracks large-cap U.S. equities that are determined by the Index Sponsor to be best positioned to benefit from the prevailing monetary environment and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities.

➣	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.
➣	You are not willing to hold securities that we may call at any time.
➣

You are not willing to hold securities that will be automatically accelerated and mandatorily redeemed by UBS in the event the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero.

➣	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.
➣

You are not willing to pay the Accrued Fees and, if applicable, the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➣	You seek an investment for which there will be an active secondary market.
➣	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Calculation Agent and disseminated by the Consolidated Exchange Feed of Deutsche Börse approximately every 15 seconds (assuming the level of the Index has changed within such 15-second interval) from 9:30 a.m. to 4:15 p.m. on those days specified as Index Business Days, and a daily Index level is published at approximately 5:00 p.m. on each Index Business Day. Index information, including the Index level, is available from Bloomberg L.P. (“Bloomberg”) under the symbol “IFEDLT Index”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the applicable Measurement Period or on the Redemption Valuation Date, as the case may be.

Can you tell me more about the effect of the hedging activity of UBS and its affiliates?

UBS or its affiliates expects to hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Any of these hedging activities may adversely affect the market price of such Index constituents and/or the level of the Index and, therefore, the market value of the Securities and the amount we pay on your Securities, if any. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. You should refer to “Risk Factors— Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on the Index Constituent Securities or the Index may impair the market value of the Securities” and “Use of Proceeds and Hedging” in this prospectus supplement.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain and holders of Securities may be subject to adverse U.S. federal income tax consequences. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences.”

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If the Securities are so treated, then it is likely that (i) a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” beginning on page S-92) of Securities will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) any gain or loss that a U.S. holder recognizes upon the sale, redemption or maturity of the Securities will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year. However, the U.S. federal income tax treatment of the Securities is uncertain and the Internal Revenue Service (the “IRS”) could assert that the Securities should be taxed in a manner that is different than described above. In particular, it is possible that a U.S. holder of Securities could be required to include the dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by the Securities that are owned by the U.S. holder), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities. U.S. holders of Securities should review the discussion under “Material U.S. Federal Income Tax Consequences” beginning on page S-92 for a summary of the tax consequences to them of holding the Securities, including a discussion of alternative treatments of the Securities that could cause them to be subject to adverse tax consequences.

Non-U.S. holders of Securities should review the discussion under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” beginning on page S-94 for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will generally be imposed in respect of the Securities, and the possibility that such withholding taxes will be imposed prior to the sale, redemption or maturity of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or upon Early Redemption or Exercise by UBS of its Call Right

The following Examples 1 through 4 illustrate how the Securities would perform at maturity or upon early redemption or exercise by UBS of its Call Right, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 3.00% per quarter for 20 quarters (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 3.00% per quarter for 20 quarters (Example 2). In addition, Example 3 shows the Index Closing Level increasing at a constant rate of 3.00% per quarter for the first ten quarters and then decreasing at a constant rate of 3.00% per quarter for the next ten quarters, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing at a constant rate of 3.00% per quarter for the first ten quarters, and then increasing at a constant rate of 3.00% per quarter for the next ten quarters. For ease of analysis and presentation, the following examples assume that the term of the Securities is 20 quarters, and that the last Index Business Day of the Call Measurement Period, or the Redemption Valuation Date, occurs on the quarter end.

The following assumptions are used in each of the four examples:

➣	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%
➣	The Financing Rate is 1.65%
➣	The Stated Principal Amount is $25.00
➣	The initial Last Reset Index Closing Level is 23650
➣	The Redemption Fee Amount is 0.125%

These examples highlight the effect of the 2 times leverage and quarterly compounding, and the impact of the Accrued Fees on the payment at maturity or upon early redemption or exercise by UBS of its Call Right, under different circumstances. The assumed Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities. These examples also assume that no Loss Rebalancing Event, Permanent Deleveraging Event or Zero Value Event occurs during the term of the Securities.

Because the Accrued Fees take into account the quarterly performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for quarter 20 are as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout such Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity, early redemption or upon exercise by UBS of its Call Right, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The level of the Index increases at a constant rate of 3.00% for 20 quarters.

Quarter End	Index Closing Level (1)	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Quarter (2)	Accrued Tracking Fee for the Applicable Quarter (3)	Accrued Fees for the Applicable Quarter	Current Principal Amount (4)	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	24359.50	0.0300	1.060	0.1031	$0.0621	$0.1652	$26.3348	$26.3019
2	25090.29	0.0300	1.060	0.1086	$0.0654	$0.1740	$27.7409	$27.7062
3	25842.99	0.0300	1.060	0.1144	$0.0689	$0.1833	$29.2220	$29.1855
4	26618.28	0.0300	1.060	0.1205	$0.0726	$0.1931	$30.7822	$30.7438
5	27416.83	0.0300	1.060	0.1270	$0.0764	$0.2034	$32.4258	$32.3852
6	28239.34	0.0300	1.060	0.1338	$0.0805	$0.2143	$34.1570	$34.1143
7	29086.52	0.0300	1.060	0.1409	$0.0848	$0.2257	$35.9807	$35.9358
8	29959.11	0.0300	1.060	0.1484	$0.0893	$0.2378	$37.9018	$37.8544
9	30857.89	0.0300	1.060	0.1563	$0.0941	$0.2505	$39.9255	$39.8756
10	31783.62	0.0300	1.060	0.1647	$0.0991	$0.2638	$42.0572	$42.0046
11	32737.13	0.0300	1.060	0.1735	$0.1044	$0.2779	$44.3027	$44.2473
12	33719.24	0.0300	1.060	0.1827	$0.1100	$0.2928	$46.6681	$46.6098
13	34730.82	0.0300	1.060	0.1925	$0.1159	$0.3084	$49.1598	$49.0984
14	35772.75	0.0300	1.060	0.2028	$0.1221	$0.3248	$51.7845	$51.7198
15	36845.93	0.0300	1.060	0.2136	$0.1286	$0.3422	$54.5494	$54.4812
16	37951.31	0.0300	1.060	0.2250	$0.1354	$0.3605	$57.4619	$57.3901
17	39089.85	0.0300	1.060	0.2370	$0.1427	$0.3797	$60.5299	$60.4543
18	40262.54	0.0300	1.060	0.2497	$0.1503	$0.4000	$63.7617	$63.6820
19	41470.42	0.0300	1.060	0.2630	$0.1583	$0.4213	$67.1661	$67.0822
20	42714.53	0.0300	1.060	0.2771	$0.1668	$0.4438	$70.7522	$70.6638

Cumulative Index Return:								80.61%
Return on Securities (assumes no early redemption):								183.01%

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis (90-day quarters are assumed for the above calculations).
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 3.00% for 20 quarters.

Quarter End	Index Closing Level (1)	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Quarter (2)	Accrued Tracking Fee for the Applicable Quarter (3)	Accrued Fees for the Applicable Quarter	Current Principal Amount (4)	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	22940.50	-0.0300	0.940	0.1031	$0.0550	$0.1582	$23.34	$23.3126
2	22252.29	-0.0300	0.940	0.0963	$0.0514	$0.1477	$21.79	$21.7664
3	21584.72	-0.0300	0.940	0.0899	$0.0480	$0.1379	$20.35	$20.3227
4	20937.17	-0.0300	0.940	0.0839	$0.0448	$0.1287	$19.00	$18.9748
5	20309.06	-0.0300	0.940	0.0784	$0.0418	$0.1202	$17.74	$17.7162
6	19699.79	-0.0300	0.940	0.0732	$0.0391	$0.1122	$16.56	$16.5412
7	19108.79	-0.0300	0.940	0.0683	$0.0365	$0.1048	$15.46	$15.4440
8	18535.53	-0.0300	0.940	0.0638	$0.0340	$0.0978	$14.44	$14.4197
9	17979.46	-0.0300	0.940	0.0596	$0.0318	$0.0913	$13.48	$13.4633
10	17440.08	-0.0300	0.940	0.0556	$0.0297	$0.0853	$12.59	$12.5703
11	16916.88	-0.0300	0.940	0.0519	$0.0277	$0.0796	$11.75	$11.7365
12	16409.37	-0.0300	0.940	0.0485	$0.0259	$0.0743	$10.97	$10.9581
13	15917.09	-0.0300	0.940	0.0453	$0.0242	$0.0694	$10.24	$10.2313
14	15439.58	-0.0300	0.940	0.0423	$0.0226	$0.0648	$9.56	$9.5527
15	14976.39	-0.0300	0.940	0.0395	$0.0211	$0.0605	$8.93	$8.9191
16	14527.10	-0.0300	0.940	0.0368	$0.0197	$0.0565	$8.34	$8.3275
17	14091.29	-0.0300	0.940	0.0344	$0.0184	$0.0528	$7.78	$7.7752
18	13668.55	-0.0300	0.940	0.0321	$0.0171	$0.0493	$7.27	$7.2595
19	13258.49	-0.0300	0.940	0.0300	$0.0160	$0.0460	$6.79	$6.7780
20	12860.74	-0.0300	0.940	0.0280	$0.0149	$0.0429	$6.34	$6.3284

Cumulative Index Return:								-45.62%
Return on Securities (assumes no early redemption):								-74.65%

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis (90-day quarters are assumed for the above calculations).
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.

Hypothetical Examples

Example 3 — The level of the Index increases at a constant rate of 3.00% per quarter for the first ten quarters and then decreases at a constant rate of 3.00% per quarter for the next ten quarters.

Quarter End	Index Closing Level (1)	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Quarter (2)	Accrued Tracking Fee for the Applicable Quarter (3)	Accrued Fees for the Applicable Quarter	Current Principal Amount (4)	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	24,359.50	0.0300	1.060	0.1031	$0.0621	$0.1652	$26.33	$26.3019
2	25,090.29	0.0300	1.060	0.1086	$0.0654	$0.1740	$27.74	$27.7062
3	25,842.99	0.0300	1.060	0.1144	$0.0689	$0.1833	$29.22	$29.1855
4	26,618.28	0.0300	1.060	0.1205	$0.0726	$0.1931	$30.78	$30.7438
5	27,416.83	0.0300	1.060	0.1270	$0.0764	$0.2034	$32.43	$32.3852
6	28,239.34	0.0300	1.060	0.1338	$0.0805	$0.2143	$34.16	$34.1143
7	29,086.52	0.0300	1.060	0.1409	$0.0848	$0.2257	$35.98	$35.9358
8	29,959.11	0.0300	1.060	0.1484	$0.0893	$0.2378	$37.90	$37.8544
9	30,857.89	0.0300	1.060	0.1563	$0.0941	$0.2505	$39.93	$39.8756
10	31,783.62	0.0300	1.060	0.1647	$0.0991	$0.2638	$42.06	$42.0046
11	30,830.11	-0.0300	0.940	0.1735	$0.0926	$0.2661	$39.27	$39.2186
12	29,905.21	-0.0300	0.940	0.1620	$0.0865	$0.2484	$36.66	$36.6173
13	29,008.05	-0.0300	0.940	0.1512	$0.0807	$0.2320	$34.23	$34.1886
14	28,137.81	-0.0300	0.940	0.1412	$0.0754	$0.2166	$31.96	$31.9210
15	27,293.68	-0.0300	0.940	0.1318	$0.0704	$0.2022	$29.84	$29.8038
16	26,474.87	-0.0300	0.940	0.1231	$0.0657	$0.1888	$27.86	$27.8270
17	25,680.62	-0.0300	0.940	0.1149	$0.0613	$0.1763	$26.01	$25.9813
18	24,910.20	-0.0300	0.940	0.1073	$0.0573	$0.1646	$24.29	$24.2580
19	24,162.90	-0.0300	0.940	0.1002	$0.0535	$0.1537	$22.68	$22.6491
20	23,438.01	-0.0300	0.940	0.0935	$0.0499	$0.1435	$21.17	$21.1468

Cumulative Index Return:								-0.90%
Return on Securities (assumes no early redemption):								-15.31%

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis (90-day quarters are assumed for the above calculations).
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.

Hypothetical Examples

Example 4 — The level of the Index decreases at a constant rate of 3.00% per quarter for the first ten quarters and then increases at a constant rate of 3.00% per quarter for the next ten quarters.

Quarter End	Index Closing Level (1)	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Quarter (2)	Accrued Tracking Fee for the Applicable Quarter (3)	Accrued Fees for the Applicable Quarter	Current Principal Amount (4)	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	22,940.50	-0.0300	0.940	0.1031	$0.0550	$0.1582	$23.34	$23.3126
2	22,252.29	-0.0300	0.940	0.0963	$0.0514	$0.1477	$21.79	$21.7664
3	21,584.72	-0.0300	0.940	0.0899	$0.0480	$0.1379	$20.35	$20.3227
4	20,937.17	-0.0300	0.940	0.0839	$0.0448	$0.1287	$19.00	$18.9748
5	20,309.06	-0.0300	0.940	0.0784	$0.0418	$0.1202	$17.74	$17.7162
6	19,699.79	-0.0300	0.940	0.0732	$0.0391	$0.1122	$16.56	$16.5412
7	19,108.79	-0.0300	0.940	0.0683	$0.0365	$0.1048	$15.46	$15.4440
8	18,535.53	-0.0300	0.940	0.0638	$0.0340	$0.0978	$14.44	$14.4197
9	17,979.46	-0.0300	0.940	0.0596	$0.0318	$0.0913	$13.48	$13.4633
10	17,440.08	-0.0300	0.940	0.0556	$0.0297	$0.0853	$12.59	$12.5703
11	17,963.28	0.0300	1.060	0.0519	$0.0313	$0.0832	$13.26	$13.2414
12	18,502.18	0.0300	1.060	0.0547	$0.0329	$0.0876	$13.97	$13.9484
13	19,057.25	0.0300	1.060	0.0576	$0.0347	$0.0923	$14.71	$14.6932
14	19,628.96	0.0300	1.060	0.0607	$0.0365	$0.0972	$15.50	$15.4777
15	20,217.83	0.0300	1.060	0.0639	$0.0385	$0.1024	$16.32	$16.3040
16	20,824.37	0.0300	1.060	0.0673	$0.0405	$0.1079	$17.20	$17.1745
17	21,449.10	0.0300	1.060	0.0709	$0.0427	$0.1136	$18.11	$18.0915
18	22,092.57	0.0300	1.060	0.0747	$0.0450	$0.1197	$19.08	$19.0575
19	22,755.35	0.0300	1.060	0.0787	$0.0474	$0.1261	$20.10	$20.0750
20	23,438.01	0.0300	1.060	0.0829	$0.0499	$0.1328	$21.17	$21.1468

Cumulative Index Return:								-0.90%
Return on Securities (assumes no early redemption):								-15.31%

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis (90-day quarters are assumed for the above calculations).
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.

Hypothetical Examples

Hypothetical Payment upon Exercise by UBS of its Call Right in Periods of Market Volatility

The following Examples 5 and 6 illustrate how the Securities would perform upon exercise by UBS of its Call Right in hypothetical periods of market volatility. In Example 5, the Index Closing Level decreases at a constant rate of 1.00% per day for the first ten days, and then increases at a constant rate of 5.00% per day for the next 20 days, and that UBS elects to exercise its Call Right on day six. In Example 6, the Index Closing Level decreases at a constant rate of 1.00% per day for the first 20 days, and then increases at a constant rate of 5.00% per day for the next ten days, and UBS elects to exercise its Call Right on day six. In each of these examples, the Call Settlement Date is day 23, and the seven days of Index performance following the Call Settlement Date are included solely to illustrate how an investor will not participate in the performance of the Index following the end of the Call Measurement Period. For ease of analysis and presentation, the following examples assumes that the Current Principal Amount on the most recent Reset Valuation Date is $10.00, and that the 30 day period starts from the next Index Business Day after the Reset Valuation Date.

Examples 5 and 6 highlight the effect of the 2 times leverage and quarterly compounding, and the impact of the Accrued Fees on the payment upon exercise by UBS of its Call Right. The assumed Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and the Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Call Settlement Amount figure for day 20 is as of the hypothetical last Index Business Day of the Call Measurement Period; assuming a four-day Call Measurement Period commencing on day one and ending on day four, and given the indicated assumptions, a holder will receive payment on the Call Settlement Date (day 23) in the indicated amount, according to the indicated formula. The examples below assume that the Securities are called on day six and that all investors holding the Securities on day one, continue to hold the Securities through to the Call Settlement Date, and receive the Call Settlement Amount.

The following assumptions are used in these examples:

➣	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%
➣	The Financing Rate is 1.65%
➣	The initial value of the Current Principal Amount is $10.00
➣	The initial Last Reset Index Closing Level is 23650
➣	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 5 — The level of the Index decreases at a constant rate of 1.00% per day for ten days, then increases at a constant rate of 5.00% per day for the next 20 days and that UBS elects to exercise its Call Right on day six.

Daily End	Index Closing Level (1)	Index Performance Ratio	Index Factor	Accrued Financing Fee For the Applicable Day (2)	Accrued Tracking Fee for the Applicable Day (3)	Accrued Fees for the Applicable Day	Current Principal Amount	Measure ment Period Cash Amount	Closing Indicative Value (4), (5)	Residual Factor
A	B	C	D	E	F	G	H	I	J	K
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	Previous Accrued Financing Fee + (Previous Current Principal Amount x Financing Rate x Act/360)	Previous Accrued Tracking Fee + (per annum rate x Previous Current Principal Amount x D x Act/365)	E + F	((Previous Current Principal Amount x D) G)	Previous Measure- ment Period Cash Amount + (Previous Current Principal Amount x 0.25 x D))	(Previous Current Principal Amount x D x K) – G + I)
1	23413.50	-0.0100	0.980	$0.0005	$0.0003	$0.0007	$10.0000	$0.0000	$9.7993	1
2	23179.37	-0.0199	0.960	$0.0009	$0.0005	$0.0014	$10.0000	$0.0000	$9.6006	1
3	22947.57	-0.0297	0.941	$0.0014	$0.0007	$0.0021	$10.0000	$0.0000	$9.4039	1
4	22718.10	-0.0394	0.921	$0.0018	$0.0010	$0.0028	$10.0000	$0.0000	$9.2091	1
5	22490.91	-0.0490	0.902	$0.0023	$0.0012	$0.0035	$10.0000	$0.0000	$9.0163	1
6	22266.01	-0.0585	0.883	$0.0028	$0.0015	$0.0042	$10.0000	$0.0000	$8.8254	1
7	22043.35	-0.0679	0.864	$0.0032	$0.0017	$0.0049	$10.0000	$0.0000	$8.6364	1
8	21822.91	-0.0773	0.845	$0.0037	$0.0019	$0.0056	$10.0000	$0.0000	$8.4493	1
9	21604.68	-0.0865	0.827	$0.0041	$0.0021	$0.0062	$10.0000	$0.0000	$8.2641	1
10	21388.64	-0.0956	0.809	$0.0046	$0.0023	$0.0069	$10.0000	$0.0000	$8.0807	1
11	22458.07	-0.0504	0.899	$0.0050	$0.0026	$0.0076	$10.0000	$0.0000	$8.9844	1
12	23580.97	-0.0029	0.994	$0.0055	$0.0028	$0.0083	$10.0000	$0.0000	$9.9333	1
13	24760.02	0.0469	1.094	$0.0060	$0.0031	$0.0091	$10.0000	$0.0000	$10.9296	1
14	25998.02	0.0993	1.199	$0.0064	$0.0034	$0.0098	$10.0000	$0.0000	$11.9758	1
15	27297.92	0.1542	1.308	$0.0069	$0.0038	$0.0106	$10.0000	$0.0000	$13.0743	1
16	28662.82	0.2120	1.424	$0.0073	$0.0041	$0.0115	$10.0000	$0.0000	$14.2277	1
17	30095.96	0.2726	1.545	$0.0078	$0.0045	$0.0123	$10.0000	$3.8628	$15.4388	0.75
18	31600.76	0.3362	1.672	$0.0083	$0.0050	$0.0132	$10.0000	$8.0437	$16.3923	0.50
19	33180.79	0.4030	1.806	$0.0087	$0.0054	$0.0141	$10.0000	$12.5587	$17.0595	0.25
20	34839.83	0.4731	1.946	$0.0092	$0.0059	$0.0151	$0.0000	$17.4244	$17.4093	—
21	36581.83	0.5468	2.094	$0.0092	$0.0059	$0.0582	$0.0000	$17.4244	$17.4093	—
22	38410.92	0.6241	2.248	$0.0092	$0.0059	$0.0582	$0.0000	$17.4244	$17.4093	—
23	40331.46	0.7053	2.411	$0.0092	$0.0059	$0.0582	$0.0000	$17.4244	$17.4093	—
24	42348.04	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
25	44465.44	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
26	46688.71	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
27	49023.15	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
28	51474.30	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
29	54048.02	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
30	56750.42	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—

Cumulative Index Return:										139.96%
Return on Securities (Call Settlement Amount):										74.09%

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis.
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)	For day 23, this is also the Cash Settlement Amount.

Hypothetical Examples

(5)	Redemption Amount = Closing Indicative Value x (1– Redemption Fee Rate).

Hypothetical Examples

Example 6 — The level of the Index decreases at a constant rate of 1.00% per day for 20 days, then increases at a constant rate of 5.00% per day for the next ten days and that UBS elects to exercise its Call Right on day six.

Daily End	Index Closing Level (1), (6)	Index Performance Ratio	Index Factor	Accrued Financing Fee For the Applicable Day (2)	Accrued Tracking Fee for the Applicable Day (3)	Accrued Fees for the Applicable Day	Current Principal Amount	Measure ment Period Cash Amount	Closing Indicative Value (4), (5)	Residual Factor
A	B	C	D	E	F	G	H	I	J	K
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	Previous Accrued Financing Fee + (Previous Current Principal Amount x Financing Rate x Act/360)	Previous Accrued Tracking Fee + (per annum rate x Previous Current Principal Amount x D x Act/365)	E + F	((Previous Current Principal Amount x D) G)	Previous Measure- ment Period Cash Amount + (Previous Current Principal Amount x 0.25 x D))	(Previous Current Principal Amount x D x K) – G + I)
1	23,413.50	-0.0100	0.980	$0.0005	$0.0003	$0.0007	$10.0000	$0.0000	$9.7993	1
2	23,179.37	-0.0199	0.960	$0.0009	$0.0005	$0.0014	$10.0000	$0.0000	$9.6006	1
3	22,947.57	-0.0297	0.941	$0.0014	$0.0007	$0.0021	$10.0000	$0.0000	$9.4039	1
4	22,718.10	-0.0394	0.921	$0.0018	$0.0010	$0.0028	$10.0000	$0.0000	$9.2091	1
5	22,490.91	-0.0490	0.902	$0.0023	$0.0012	$0.0035	$10.0000	$0.0000	$9.0163	1
6	22,266.01	-0.0585	0.883	$0.0028	$0.0015	$0.0042	$10.0000	$0.0000	$8.8254	1
7	22,043.35	-0.0679	0.864	$0.0032	$0.0017	$0.0049	$10.0000	$0.0000	$8.6364	1
8	21,822.91	-0.0773	0.845	$0.0037	$0.0019	$0.0056	$10.0000	$0.0000	$8.4493	1
9	21,604.68	-0.0865	0.827	$0.0041	$0.0021	$0.0062	$10.0000	$0.0000	$8.2641	1
10	21,388.64	-0.0956	0.809	$0.0046	$0.0023	$0.0069	$10.0000	$0.0000	$8.0807	1
11	21,174.75	-0.1047	0.791	$0.0050	$0.0025	$0.0076	$10.0000	$0.0000	$7.8992	1
12	20,963.00	-0.1136	0.773	$0.0055	$0.0027	$0.0082	$10.0000	$0.0000	$7.7195	1
13	20,753.37	-0.1225	0.755	$0.0060	$0.0029	$0.0089	$10.0000	$0.0000	$7.5415	1
14	20,545.84	-0.1313	0.737	$0.0064	$0.0031	$0.0095	$10.0000	$0.0000	$7.3654	1
15	20,340.38	-0.1399	0.720	$0.0069	$0.0033	$0.0102	$10.0000	$0.0000	$7.1910	1
16	20,136.98	-0.1485	0.703	$0.0073	$0.0035	$0.0108	$10.0000	$0.0000	$7.0183	1
17	19,935.61	-0.1571	0.686	$0.0078	$0.0037	$0.0115	$10.0000	$1.7147	$6.8474	0.75
18	19,736.25	-0.1655	0.669	$0.0083	$0.0038	$0.0121	$10.0000	$3.3873	$6.7203	0.50
19	19,538.89	-0.1738	0.652	$0.0087	$0.0040	$0.0127	$10.0000	$5.0181	$6.6362	0.25
20	19,343.50	-0.1821	0.636	$0.0092	$0.0042	$0.0133	$0.0000	$6.6077	$6.5943	—
21	20,310.67	-0.1412	0.718	$0.0092	$0.0042	$0.0582	$0.0000	$6.6077	$6.5943	—
22	21,326.21	-0.0983	0.803	$0.0092	$0.0042	$0.0582	$0.0000	$6.6077	$6.5943	—
23	22,392.52	-0.0532	0.894	$0.0092	$0.0042	$0.0582	$0.0000	$6.6077	$6.5943	—
24	23,512.14	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
25	24,687.75	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
26	25,922.14	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000
27	27,218.25	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
28	28,579.16	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
29	30,008.12	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
30	31,508.52	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—

Cumulative Index Return:										33.23%
Return on Securities (Call Settlement Amount):										-34.06%

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis.
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)	For day 23, this is also the Cash Settlement Amount.
(5)	Redemption Amount = Closing Indicative Value x (1– Redemption Fee Rate).
(6)	Loss Rebalancing Events are excluded from occurring during a Measurement Period.

Hypothetical Examples

Hypothetical Payment following Zero Value Event

The following example illustrates how the Securities would perform upon the occurrence of and following a Zero Value Event in hypothetical circumstances. Example 7 assumes that the Index Closing Level decreases at a constant rate of 3% per quarter for ten quarters, then decreases by 50% on the first day of quarter 11, and then increases at a rate of 10% in quarter 12. Early, automatic acceleration of the Securities occurs in the eleventh quarter upon the occurrence of a Zero Value Event. For ease of analysis and presentation, the following example assumes (i) that no Loss Rebalancing Valuation Date has occurred, (ii) that no First or Second Permanent Deleveraging Valuation Dates have occurred, and (iii) that no Zero Value Event has occurred prior to the eleventh quarter.

This example highlights the effect of the 2 times leverage and quarterly compounding. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience.

The following assumptions are used in this example:

➣	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%
➣	The Financing Rate is 1.65%
➣	The Stated Principal Amount is $25.00
➣	The initial Last Reset Index Closing Level is 23650
➣	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 7 — The level of the Index decreases at a constant rate of 3% per quarter for ten quarters, then decreases by 50% on the first day of quarter 11, and then increases at a rate of 10% in quarter 12, resulting in a Zero Value Event in the eleventh quarter.

Quarter End	Index Closing Level (1)	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Quarter (2)	Accrued Tracking Fee for the Applicable Quarter (3)	Accrued Fees for the Applicable Quarter	Current Principal Amount (4)	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act 365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	22,940.50	-0.0300	0.940	0.1031	$0.0550	$0.1582	$23.34	$23.4706
2	22,252.29	-0.0300	0.940	0.0963	$0.0514	$0.1477	$21.79	$21.9139
3	21,584.72	-0.0300	0.940	0.0899	$0.0480	$0.1379	$20.35	$20.4604
4	20,937.17	-0.0300	0.940	0.0839	$0.0448	$0.1287	$19.00	$19.1033
5	20,309.06	-0.0300	0.940	0.0784	$0.0418	$0.1202	$17.74	$17.8363
6	19,699.79	-0.0300	0.940	0.0732	$0.0391	$0.1122	$16.56	$16.6532
7	19,108.79	-0.0300	0.940	0.0683	$0.0365	$0.1048	$15.46	$15.5487
8	18,535.53	-0.0300	0.940	0.0638	$0.0340	$0.0978	$14.44	$14.5174
9	17,979.46	-0.0300	0.940	0.0596	$0.0318	$0.0913	$13.48	$13.5545
10	17,440.08	-0.0300	0.940	0.0556	$0.0297	$0.0853	$12.59	$12.6555
11	8,720.04	-0.5000	0.000	0.0000	$0.0000	$0.0000	$0.0000	$0.0000
12	9,592.04	0.1000	0.000	0.0000	$0.0000	$0.0000	$0.0000	$0.0000

Cumulative Index Return:								-59.44%
Return on Securities (assumes no early redemption):								-100.00%

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the Closing Indicative Value for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis (90-day quarters are assumed for the above calculations).
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)

The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 11 it is set to zero after the Zero Value Event to illustrate that the Current Indicative Value and Closing Indicative Value have been set equal to zero.

Hypothetical Examples

Hypothetical Payment following a Permanent Deleveraging Event

The following example illustrates how the Securities would perform upon the occurrence of and following a Permanent Deleveraging Event in hypothetical circumstances. Example 8 assumes that the Index Closing Level increases at a constant rate of 3.00% per quarter for the first ten consecutive quarters, then decreases by 40.00% on a single day in quarter 11 and then increases at a constant rate of 3.00% per quarter for the remaining ten quarters, resulting in the occurrence of a Permanent Deleveraging Event in quarter 11. For ease of analysis and presentation, the following example assumes that the term of the Securities is 20 quarters and (i) that no Loss Rebalancing Event has occurred, (ii) that no Zero Value Event has occurred, and (iii) that no Permanent Deleveraging Event has occurred until day 11.

This example highlights the effect of deleveraging the Securities from 2 times leverage to 1.0 times leverage upon the occurrence of a Permanent Deleveraging Event and quarterly compounding, and the impact of the Accrued Fees on the payment following such Permanent Deleveraging Event. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the quarterly performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Cash Settlement Amount figure for quarter 21 is as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout the Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity or upon early redemption or exercise by UBS of its Call Right, in the indicated amount, according to the indicated formula.

The following assumptions are used in this example:

➣	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%
➣	The Financing Rate is 1.65%
➣	The Stated Principal Amount is $25.00
➣	The initial Last Reset Index Closing Level is 23650
➣	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 8 — The level of the Index increases at a constant rate of 3.00% per quarter for the first ten quarters, decreases by 40.00% on a single day in quarter 11, and then increases at a constant rate of 3.00% per quarter for the remaining ten quarters, resulting in Permanent Deleveraging Event in quarter 11.

Quarter End	Index Closing Level (1)	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Quarter (2)	Accrued Tracking Fee for the Applicable Quarter (3)	Accrued Fees for the Applicable Quarter	Current Principal Amount (4)	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/ 365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	24,359.50	0.0300	1.060	0.1031	$0.0621	$0.1652	$26.3348	$26.3019
2	25,090.29	0.0300	1.060	0.1086	$0.0654	$0.1740	$27.7409	$27.7062
3	25,842.99	0.0300	1.060	0.1144	$0.0689	$0.1833	$29.2220	$29.1855
4	26,618.28	0.0300	1.060	0.1205	$0.0726	$0.1931	$30.7822	$30.7438
5	27,416.83	0.0300	1.060	0.1270	$0.0764	$0.2034	$32.4258	$32.3852
6	28,239.34	0.0300	1.060	0.1338	$0.0805	$0.2143	$34.1570	$34.1143
7	29,086.52	0.0300	1.060	0.1409	$0.0848	$0.2257	$35.9807	$35.9358
8	29,959.11	0.0300	1.060	0.1484	$0.0893	$0.2378	$37.9018	$37.8544
9	30,857.89	0.0300	1.060	0.1563	$0.0941	$0.2505	$39.9255	$39.8756
10	31,783.62	0.0300	1.060	0.1647	$0.0991	$0.2638	$42.0572	$42.0046
11	19,070.17	-0.4000	0.200	0.1735	$0.0197	$0.1932	$8.2182	$8.2080
12	19,642.28	0.0300	1.030	0.0000	$0.0198	$0.0198	$8.4450	$8.4344
13	20,231.55	0.0300	1.030	0.0000	$0.0204	$0.0204	$8.6779	$8.6671
14	20,838.49	0.0300	1.030	0.0000	$0.0209	$0.0209	$8.9173	$8.9062
15	21,463.65	0.0300	1.030	0.0000	$0.0215	$0.0215	$9.1633	$9.1519
16	22,107.56	0.0300	1.030	0.0000	$0.0221	$0.0221	$9.4161	$9.4044
17	22,770.78	0.0300	1.030	0.0000	$0.0227	$0.0227	$9.6759	$9.6638
18	23,453.91	0.0300	1.030	0.0000	$0.0233	$0.0233	$9.9428	$9.9304
19	24,157.53	0.0300	1.030	0.0000	$0.0240	$0.0240	$10.2171	$10.2044
20	24,882.25	0.0300	1.030	0.0000	$0.0247	$0.0247	$10.4990	$10.4859
21	25,628.72	0.0300	1.030	0.0000	$0.0253	$0.0253	$10.7886	$10.7751

Cumulative Index Return:								8.37%
Return on Securities (assumes no early redemption):								-56.85%

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the index value used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis (90-day quarters are assumed for the above calculations).
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 21 this is also the Cash Settlement Amount.
(5)	For quarters 12-21, the leverage in the Security is 1.0 after the permanent deleveraging event in period 11; Calculated as (1 + (1.0 x C)).

Hypothetical Examples

Hypothetical Payment following Loss Rebalancing Events

The following example illustrates how the Securities would perform upon the occurrence of and following Loss Rebalancing Events in hypothetical circumstances. Example 9 assumes that the Index Closing Level increases at a constant rate of 3.00% per quarter for the first nine consecutive quarters, then decreases by 20.00% at the end of each month in quarter 10, triggering a Loss Rebalancing Event at the end of each such month. Then, the Index Closing Level increases 30.04% each quarter from quarters 11 to 13 and increases 3% per quarter from quarters 13 to 20. For ease of analysis and presentation, the following example assumes that the term of the Securities is 20 quarters.

This example highlights the effect of resetting the leverage of the Securities to 2 times leverage three successive times during quarter 10. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Cash Settlement Amount figures for Quarter 21 are as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout the Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity, early redemption or upon exercise by UBS of its Call Right, in the indicated amount, according to the indicated formula.

The following assumptions are used in this example:

➣	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%
➣	The Financing Rate is 1.65%
➣	The Stated Principal Amount is $25.00
➣	The initial Last Reset Index Closing Level is 23650
➣	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 9 — The level of the Index increases at a constant rate of 3.00% for nine quarters, decreases 20% at end of each month during quarter 10, increases 30.04% per quarter in quarters 11 through 13 and then increases 3% per quarter from quarter 13 to 20.

Quarter/ Month End	Index Closing Level (1)	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Quarter (2)	Accrued Tracking Fee for the Applicable Quarter (3)	Accrued Fees for the Applicable Quarter	Current Principal Amount (4)	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/ 365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	24,359.50	0.0300	1.060	0.1031	0.0621	0.1652	26.3348	26.3019
2	25,090.29	0.0300	1.060	0.1086	0.0654	0.1740	27.7409	27.7062
3	25,842.99	0.0300	1.060	0.1144	0.0689	0.1833	29.2220	29.1855
4	26,618.28	0.0300	1.060	0.1205	0.0726	0.1931	30.7822	30.7438
5	27,416.83	0.0300	1.060	0.1270	0.0764	0.2034	32.4258	32.3852
6	28,239.34	0.0300	1.060	0.1338	0.0805	0.2143	34.1570	34.1143
7	29,086.52	0.0300	1.060	0.1409	0.0848	0.2257	35.9807	35.9358
8	29,959.11	0.0300	1.060	0.1484	0.0893	0.2378	37.9018	37.8544
9	30,857.89	0.0300	1.060	0.1563	0.0941	0.2505	39.9255	39.8756
10-1	24,686.31	-0.2000	0.600	0.1647	0.0187	0.1834	23.7719	23.7422
10-2	19,749.05	-0.2000	0.600	0.0981	0.0111	0.1092	14.1539	14.1362
10-3	15,799.24	-0.2000	0.600	0.0584	0.0066	0.0650	8.4273	8.4168
11	20,545.62	0.3004	1.601	0.0348	0.0316	0.0664	13.4244	13.4077
12	26,717.91	0.3004	1.601	0.0554	0.0503	0.1057	21.3846	21.3579
13	34,744.46	0.3004	1.601	0.0882	0.0802	0.1684	34.0649	34.0223
14	35,786.80	0.0300	1.060	0.1405	0.0846	0.2251	35.8837	35.8388
15	36,860.40	0.0300	1.060	0.1480	0.0891	0.2371	37.7996	37.7524
16	37,966.21	0.0300	1.060	0.1559	0.0939	0.2498	39.8178	39.7680
17	39,105.20	0.0300	1.060	0.1642	0.0989	0.2631	41.9438	41.8913
18	40,278.36	0.0300	1.060	0.1730	0.1041	0.2772	44.1832	44.1280
19	41,486.71	0.0300	1.060	0.1823	0.1097	0.2920	46.5422	46.4841
20	42,731.31	0.0300	1.060	0.1920	0.1156	0.3076	49.0272	48.9659

Cumulative Index Return:								80.68%*
Return on Securities (assumes no early redemption):								96.11%*

(1)

The Index Closing Level is also: (i) the Last Reset Index Closing Level for the following day; and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

(2)	Accrued Financing Fee is calculated on an act/360 basis (90-day quarters are assumed for the above calculations).
(3)	Accrued Tracking Fee is calculated on an act/365 basis.
(4)	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.
*

The Cumulative Index Return in Example 1 (80.61%) is approximately the same as the Cumulative Index Return in this Example 9 (80.68%). However, the Return on Securities in this Example 9 (96.11%) is lower than the Return on Securities in Example 1 (183.01%) as a result of the effect of deleveraging following the occurrence of Loss Rebalancing Events in each month during quarter 10.

Hypothetical Examples

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or upon early redemption or call, as the case may be, and the rate of return on the Securities will depend on whether the compounded leveraged quarterly return of the Index will be sufficient to offset the combined negative effects of the Accrued Fees over the relevant period, and the Redemption Fee Amount. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day or what the value of your Securities may be as represented by the Closing Indicative Value on any Index Business Day. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the leveraged performance of the Index and any distributions made with respect to the Index Constituent Securities. The Securities are 2 times leveraged with respect to the Index and, as a result, will benefit from 2 times any beneficial, but will be exposed to 2 times any adverse, compounded quarterly performance of the Index. Note that the leverage with respect to the Securities may be reset more frequently than quarterly if Loss Rebalancing Events occur, and that if a Permanent Deleveraging Event occurs with respect to the Securities, their leverage will be permanently reset to 1.0 for their remaining term, and you will not receive the benefit from, or be exposed to, leveraged returns with respect to the Securities following such Permanent Deleveraging Event. As described in more detail below, the trading prices of the Securities may decline considerably, due to, among other things, fluctuations in the value of the Index Constituent Securities and events that are difficult to predict and beyond our control.

Investing in the Securities is not equivalent to investing directly in the Index or Index Constituent Securities. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

Risks Relating to the Return on the Securities

The Securities are fully exposed to any decline in the level of the Index and you may lose all or a significant portion of your investment. The Securities do not guarantee any minimum payment at maturity or upon early redemption or call, nor do they pay interest or any coupon or any other amount in respect of dividends on the Index Constituent Securities.

The terms of the Securities differ from those of ordinary debt securities in that we will not pay you interest or any other amount in respect of dividends or other distributions on the Index Constituent Securities or a guaranteed fixed amount at maturity or upon early redemption or call. As a result, you may lose all or a substantial portion of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient to offset the applicable fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The cash payment (if any) that you receive on your Securities at maturity or upon early redemption or call will be based primarily on the compounded leveraged quarterly performance of the Index, and will be reduced by the Accrued Fees and, if applicable, the Redemption Fee Amount. If the Securities are accelerated upon the occurrence of a Zero Value Event, you will not receive any payment in respect of your Securities.

The Accrued Tracking Fee accrues on a daily basis based on the Current Principal Amount and Index Factor, and the Accrued Financing Fee accrues on a daily basis based on the Current Principal Amount and the Financing Rate. The Accrued Fees thus take into account the performance of the Index. Even if the Index Closing Level at maturity or upon early redemption or call has increased relative to the Index Closing Level at the time you purchased the Securities or is greater than the Index Closing Level on the Initial Trade Date, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or upon early redemption or call is dependent upon the quarterly compounded leveraged performance of the Index prior to the Maturity Date, Redemption Date or Call Settlement Date, and is also subject to the Accrued Fees, even if the Index Closing Level at maturity or upon early redemption or call has increased relative to the Index Closing Level at the time you purchased the Securities, or the final Last Reset Index Closing Level is greater than the Index Closing Level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Closing Indicative Value as of the Redemption Valuation Date, unless we determine to waive the Redemption Fee Amount in our sole discretion. The leveraged quarterly return will need to offset the impact of the Accrued Fees each quarter for the Current Principal Amount to increase. Further, even if at maturity or upon early redemption or call

Risk Factors

the Index Closing Level has increased relative to the Index Closing Level at the time you purchased the Securities, or the final Last Reset Index Closing Level is greater than the Index Closing Level on the Initial Trade Date, this may not be enough to offset prior quarters of adverse quarterly performance that could have reduced the Current Principal Amount below its value at the time you purchased your Securities. Similarly, any beneficial movement of the Index Closing Level during a quarter will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the quarter.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand leverage risk and the consequences of seeking quarterly leveraged investment results and intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant 2 times leverage on a quarterly basis, and the consequences of seeking quarterly leveraged investment results generally. Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each quarter, resulting in the compounding of quarterly returns. The Current Principal Amount is also subject to the Accrued Fees, which can adversely affect returns. The amount you receive at maturity or upon early redemption or call will be contingent upon the compounded leveraged quarterly performance of the Index during the term of the Securities.

There is no guarantee that you will receive, at maturity or upon early redemption or call, your initial investment or any return on that investment. Significant adverse quarterly performances for your Securities may not be offset by any beneficial quarterly performances of the same magnitude. If the Securities are accelerated upon the occurrence of a Zero Value Event, you will lose your entire investment.

Leverage increases the sensitivity of your Securities to changes in the level of the Index, which means that decreases in the level of the Index will result in a significantly greater decrease in the amount, if any, that you will receive on your Securities, than if you invested in otherwise equivalent securities that are linked to the same Index but are not leveraged.

Because the Securities are leveraged, changes in the Index Closing Level as of any Reset Valuation Date, as compared to the most recent Last Reset Index Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities that are linked to the Index but are not leveraged. In particular, any decrease in the Index Closing Level on any Reset Valuation Date as compared to the most recent Last Reset Index Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity or upon early redemption or call, and you will suffer losses on your investment in the Securities substantially greater than you would if your Securities did not contain a leverage component.

If the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero, a Zero Value Event will have occurred, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will not receive any payment in respect of your Securities, as described in more detail under “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-81.

Due to the effect of quarterly compounding, if the Current Principal Amount increases, any subsequent quarterly decrease of the Index level will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single subsequent quarter from a quarterly decrease of the Index level will increase correspondingly, so that the dollar amount lost will be greater than if the Current Principal Amount had been maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated on a daily basis and is subtracted from the Current Principal Amount on a quarterly basis, causing the negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the Securities, you could lose more than 2% of your initial investment for each 1% quarterly decrease of the Index level as a result of the Accrued Fees.

Risk Factors

Due to the effect of quarterly compounding, if the Current Principal Amount decreases, any subsequent increase of the Index level will result in a smaller dollar increase in the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single subsequent quarter from a quarterly increase of the Index level will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any quarterly increase of the Index level will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger quarterly increases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% quarterly increase of the Index level.

The Current Principal Amount is reset at least quarterly, and the leverage of the Securities during the period between dates on which the Current Principal Amount is reset may be greater than or less than 2.0.

The Current Principal Amount is reset quarterly or more frequently upon the occurrence of a Loss Rebalancing Event. Resetting the Current Principal Amount has the effect of resetting the then-current leverage to approximately 2.0. During the periods between Reset Valuation Dates, the leverage of the Securities will depend on changes in the level of the Index and may be greater or less than 2.0. If the level of the Index on any Index Business Day has increased from the level of the Index on the most recent Reset Valuation Date, the leverage of the Securities will be less than 2.0; conversely, if the level of the Index on any Index Business Day has decreased from the level of the Index on the most recent Reset Valuation Date, the leverage of the Securities will be greater than 2.0. Thus, the leverage of your Securities on the date that you purchase them may be greater or less than 2.0, depending on the performance of the Index since the most recent Reset Valuation Date. In addition, upon the occurrence of a Permanent Deleveraging Event, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities and you will not receive the benefit from, or be exposed to, leveraged returns with respect to the Securities following a Permanent Deleveraging Event.

The Accrued Financing Fee may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. However, there is no guarantee that the Accrued Financing Fee will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Fee is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from a third party to leverage your investment in such instrument.

The secured overnight financing rate (“SOFR”) is a relatively new reference rate and its composition and characteristics are not the same as the London Inter-Bank Offered Rate (“LIBOR”).

On June 22, 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve and the Federal Reserve Bank of New York (the “New York Fed”) identified the secured overnight financing rate as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the New York Fed since April 2018. The New York Fed has also begun publishing historical indicative SOFR rates from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.

The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Risk Factors

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The New York Fed has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the New York Fed will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the Securities.

SOFR, and therefore the Financing Rate for the Securities, may be volatile and will be influenced by a variety of unpredictable factors, including but not limited to:

➣	changes in, or perceptions about future, SOFR rates;
➣	general economic conditions;
➣	policies of the Federal Reserve regarding interest rates;
➣	sentiment regarding underlying strength in the U.S. and global economies;
➣	inflation and expectations concerning inflation;
➣	sentiment regarding credit quality in the U.S. and global credit markets;
➣	performance of capital markets; and
➣	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect markets generally and that may affect SOFR.

These factors interrelate in complex and unpredictable ways, and the effect of one factor may offset or enhance the effect of another factor.

Any failure of SOFR to gain market acceptance could adversely affect the Securities.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the Securities and the price at which investors can sell the Securities in the secondary market.

In addition, if SOFR does not become widely used as a benchmark in securities that are similar or comparable to the Securities, the trading price of the Securities may be lower than those of other securities that are linked to rates that are more widely used. Similarly, market terms for exchange traded notes with financing rates linked to SOFR may evolve over time, and trading prices of the Securities may be lower than those of later-issued SOFR-linked exchange traded notes as a result. Investors in the Securities may not be able to sell the Securities at all or may not be able to sell the Securities at prices that will provide them with a return comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued which could adversely affect the Financing Rate and your return on the Securities.

SOFR is published by the New York Fed based on data received from other sources. UBS has no control over the determination, calculation or publication of SOFR and there can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to your interest in the Securities. Any change to the manner in which SOFR is calculated may result in an increase of the Financing Rate and a decrease to the return on the Securities. Additionally, because SOFR is relatively new, there may be a greater likelihood of changes to the methods pursuant to which it is determined than there would be if it had a longer publication history.

Risk Factors

There is limited historical data regarding SOFR and the future performance of SOFR cannot be predicted based on historical performance.

The New York Fed began to publish SOFR in April 2018, though the New York Fed has also published indicative historical SOFR going back to August 2014. You should not rely on any historical changes or trends in SOFR (whether based on actual or indicative historical data). The future performance of SOFR cannot be predicted based on its past performance, and the level of SOFR during the term of the Securities may bear little or no relation to the limited historical performance of SOFR. Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or market rates.

The Security Calculation Agent will have the authority to make determinations, decisions and elections that will impact the Financing Rate.

Under the terms of the Securities, the Security Calculation Agent may make certain determinations, decisions and elections with respect to the Financing Rate. For example, the Security Calculation Agent is expressly authorized to replace SOFR with another base rate as a component of the Financing Rate and may determine the business day convention, definition of business day and any other relevant methodology for calculating such base rate. Any exercise of discretion by the Security Calculation Agent under the terms of the Securities, including any discretion exercised to switch to another base rate, could present a conflict of interest and could negatively impact the value of the Securities. In making the required determinations, decisions and elections, UBS Securities LLC, an affiliate of ours, acting as the Securities Calculation Agent may have economic interests that are adverse to the interest of the holders of the Securities, and those determinations, decisions or elections could have a material adverse effect on the return on, value of and market for the Securities. All determinations, decisions or elections by the Security Calculation Agent under the terms of the Securities will be conclusive and binding absent manifest error.

If SOFR (or any successor base rate determined by the Security Calculation Agent) is less than zero at any time during the term of the Securities, then SOFR (or such successor base rate) shall be deemed to be zero for the purpose of calculating the Financing Rate at such time.

The Financing Rate, which is a component of the Accrued Financing Fee, is calculated based on SOFR and will vary during the term of the Securities. If SOFR (or any successor base rate determined by the Security Calculation Agent) is less than zero at any time during the term of the Securities, then SOFR (or such successor base rate) shall be deemed to be zero for the purposes of calculating the Financing Rate at such time. The minimum Financing Rate at any time will be 1.55%.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless we elect to reduce or waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver of the minimum redemption amount. You may only redeem your Securities on a Redemption Date if we receive a Redemption Notice from your broker by no later than 12:00 noon (New York City time) and a Redemption Confirmation by no later than 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date. If we do not receive your Redemption Notice by 12:00 noon (New York City time), or the Redemption Confirmation by 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your Redemption Notice will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-78 and S-79, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration.

Because of the timing requirements of the Redemption Notice and Redemption Confirmation, settlement of the redemption may be prolonged when compared to a sale and settlement in the secondary market. As your

Risk Factors

Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your Redemption Notice and Redemption Confirmation. Furthermore, our obligation to redeem the Securities may be postponed upon the occurrence of a Market Disruption Event.

You will not know the Redemption Amount at the time you request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances.

You will not know the Redemption Amount you will receive when you request that we redeem your Securities. Your Redemption Notice is irrevocable and we must receive it no later than 12:00 noon, New York City time, on the Index Business Day immediately preceding the applicable Redemption Valuation Date and we must receive a completed and signed Redemption Confirmation no later than 5:00 p.m., New York City time, on the same date. If your DTC custodian or your brokerage firm is not a current UBS customer, we must on-board them in compliance with our internal policies and procedures before we can accept your Redemption Notice and your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, we may be unable to on-board your DTC custodian or your brokerage firm. If that happens, you will be unable to redeem your Securities through your DTC custodian or your brokerage firm. The Redemption Valuation Date is the Index Business Day following the date on which we receive such Redemption Notice and Redemption Confirmation, but we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You should not assume you will be entitled to any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the second Index Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your Redemption Notice and prior to the relevant Redemption Valuation Date.

Owning the Securities is not the same as owning interests in the Index Constituent Securities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituent Securities or a security directly linked to the 2 times leveraged long performance of the Index, compounded quarterly, measured using any method other than closing levels, and held such investment for a similar period. Any return on your Securities is subject to correlation and compounding risk (because the Current Principal Amount resets at least quarterly unless a Permanent Deleveraging Event has occurred) and also includes the negative effect of the Accrued Fees and any Redemption Fee Amount, which are costs an investor would not incur by investing in the Index Constituent Securities directly. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by 2 times the same amount or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors and the effect of leveraged quarterly compounding (or more frequent compounding as a result of Loss Rebalancing Events).

The IRS could possibly assert, however, that you should be treated as owning the Index Constituent Securities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments” beginning on page S-92.

You have no interest in any of the Index Constituent Securities underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Constituent Security. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituent Securities.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the applicable Measurement Period when the Security Calculation Agent will determine your payment at maturity or upon our call (or the relevant valuation date if the Securities are subject to early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market.

Risk Factors

Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➣	the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;
➣	the market prices of the Index Constituent Securities;
➣	the dividend or distribution rates paid by the Index Constituent Securities;
➣	the time remaining to the maturity of the Securities;
➣	supply and demand for the Securities, which may be affected by inventory positions of UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;
➣	the amount of the Accrued Fees;
➣	interest rates;
➣

economic, financial, political, regulatory, geographical, agricultural, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus disease (COVID-19)) that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect market prices or volatility generally; and

➣	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

Risks Relating to the Index and the Calculation of the Index

The Current Principal Amount will not be reset on or after the Index Business Day preceding any Measurement Period, even if a Quarterly Reset Valuation Date or Loss Rebalancing Event would otherwise have occurred during such period, which may adversely affect the value of your Securities as compared to their value if the Current Principal Amount had been reset.

If a day that would otherwise be a Quarterly Reset Valuation Date falls on or after the Index Business Day immediately preceding any Measurement Period, then the Current Principal Amount will not be reset on such date and no further Quarterly Reset Valuation Dates will occur during the term of the Securities. Nor will a Loss Rebalancing Event occur on any Excluded Day, which includes any Index Business Day within any Measurement Period. As a result, the value of your Securities may be less than it would have been if the Current Principal Amount had been reset on any such date. For example, if, in the absence of the applicable Measurement Period, the Current Principal Amount would have increased on the applicable Quarterly Reset Valuation Date, then the payment you receive at maturity or call would be less than you would have received if the Current Principal Amount had been reset.

The Index Closing Level on the Maturity Date, the Call Settlement Date, a Redemption Date, or at other times during the term of the Securities, including dates near a Measurement Period, could be higher than the Index Closing Levels during the Measurement Period or on the Redemption Valuation Date, as applicable.

The Index Closing Level on the Maturity Date, the Call Settlement Date, a Redemption Date, or at other times during the term of the Securities, including dates near a Measurement Period, could be higher than the Index Closing Levels during such Measurement Period, or on the Redemption Valuation Date, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Level after the Measurement Period or following a Redemption Valuation Date, as applicable. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant valuation period or date.

Upon the occurrence of a Loss Rebalancing Event, the Securities will be deleveraged, with the aim of resetting the then-current leverage to approximately 2.0.

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the Loss Rebalancing Valuation Date. Loss Rebalancing Events can occur multiple times during the term of the Securities and multiple times within

Risk Factors

the same quarter. This means that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because Loss Rebalancing Events have the effect of deleveraging your Securities, following a Loss Rebalancing Event a constant percentage increase in the Index Closing Level will have less of a positive effect on your Securities relative to before the occurrence of such Loss Rebalancing Event.

Upon the occurrence of a Permanent Deleveraging Event, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities.

A Permanent Deleveraging Event will have the effect of permanently resetting the leverage of the Securities to 1.0 for the remaining term of the Securities. Following the occurrence of a Permanent Deleveraging Event, your Securities will not receive the benefit from, or be exposed to, leveraged compounding quarterly returns with respect to the Securities. This means that a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event. Similarly, a constant percentage decrease in the Index Closing Level will have less of a negative effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event.

In addition, since the Permanent Deleveraging Event occurs when the Intraday Index Value decreases by 40% or more from the Last Reset Index Closing Level, the Current Principal Amount per Security after the leverage has reset to 1.0 will be significantly less than the Current Principal Amount prior to the Permanent Deleveraging Event. This means that due to the combination of diminished value and reduced leverage, if you originally invested in the Securities when the Current Principal Amount was greater than the amount to which it is reset as result of the Permanent Deleveraging Event, it will take larger increases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level.

If a Zero Value Event occurs, the Securities will be automatically accelerated and mandatorily redeemed by UBS, and you will lose your entire investment.

A Zero Value Event will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. Following the occurrence of a Zero Value Event, your Securities will be automatically accelerated and mandatorily redeemed by UBS and you will not receive any payment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value and the end-of-day official closing value of the Index, which could result in the Securities being delisted from NYSE Arca.

The Securities are listed on NYSE Arca under the symbol “FEDL.” The Index Calculation Agent is not under any obligation to continue to calculate the Intraday Index Value and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Index Value required to maintain any listing of the Securities on NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor and the Index Calculation Agent may adjust the Index in a way that affects the Index Closing Level, and the Index Sponsor does not have any obligation to consider your interests as a holder of the Securities.

The Index Calculation Agent is responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute securities underlying the Index constituents or make other methodological changes that could change the level of the Index. You should realize that the changing of securities included in the Index may affect it, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to consider your interests in calculating or revising the Index. See “IFED Large-Cap US Equity Index Total Return” and the following sections beginning on page S-5065.

Risk Factors

The Securities are linked to the Index and are subject to certain regulatory risks.

Underlying indices that are deemed “benchmarks” have been, and continue to be, the subject of regulatory guidance and proposal for reform. While some of these reforms are yet to be implemented, the International Organization of Securities Commissions’ Principles for Financial Benchmarks and the European Union’s (the “EU”) Regulation (EU) 2016/1011 on indices used as benchmarks in certain financial instruments and financial contracts or to measure the performance of investment funds (together, the “EU Benchmarks Regulation”) , as well as the EU Benchmark Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “UK Benchmarks Regulation”) may apply to an offering of securities linked to an underlying index, such as the Securities.

The EU Benchmarks Regulation and UK Benchmarks Regulation regulate “contributors”, “administrators” and “users” of benchmarks in the EU and UK respectively. Among other things, the EU Benchmarks Regulation and UK Benchmarks Regulation (i) require benchmark administrators to be authorized or registered and to comply with extensive requirements in relation to the administration of benchmarks and (ii) prevent certain uses by EU/UK supervised entities of benchmarks of administrators that are not authorized or registered. If a benchmark administrator is located outside of the EU/UK, the EU Benchmarks Regulation and UK Benchmarks Regulation each allow compliance through an equivalent or otherwise recognized regime. To the extent applicable, the occurrence of a Benchmark Event (as defined herein under “Specific Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation”), such as the failure of the Index, the Index Sponsor, the Index Calculation Agent or user of the Index, to comply with the authorization, equivalence or other requirements of the EU Benchmarks Regulation or UK Benchmarks Regulation, as applicable, may result in the discontinuation of the Index or a prohibition on its use in a European or UK market. If a Benchmark Event occurs and no “successor index” (as defined herein under “Specific Terms of the Securities – Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation”) is selected, the Security Calculation Agent may determine the Index Closing Level on the applicable dates of determination and the amount payable, if any, at maturity, call or upon early redemption and all other related payments terms — as described under “Specific Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation”.

Additionally, any of the international, national or other reforms or the general increased regulatory scrutiny of benchmarks could have the effect of (i) discouraging market participants, such as the Index Sponsor, from continuing to administer or participate in certain benchmarks, including the Index, (ii) triggering changes in the rules or methodologies used in certain benchmarks, including the Index, (iii) causing certain benchmarks, including the Index, to perform differently than in the past and/or (iv) causing certain benchmarks, including the Index, to be discontinued entirely. Any such consequence could have a material adverse effect on the value, volatility of and return on any securities based on or linked to a benchmark.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor or Index Calculation Agent, in their sole discretion, discontinue or suspend calculation of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level is not available because of a Market Disruption Event (as defined under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84) or for any other reason, the Security Calculation Agent — which will be UBS Securities LLC — will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market Disruption Event. If the Security Calculation Agent determines that the publication of the Index is discontinued or if a Benchmark Event occurs with respect to the Index and that there is no successor index on the date when the Index Closing Level is required to be determined, the Security Calculation Agent will determine the Index Closing Level using the level and published share weightings of each Index Constituent Security included in the Index or Substitute Index (as defined below), as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “IFED Large-Cap US Equity Index Total Return” beginning on page S-50.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index Constituent Securities could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and

Risk Factors

how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its very limited performance history.

The Index was first calculated and disseminated publicly on June 8, 2020, and therefore has a very limited history. Limited historical information will be available to you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated (hypothetical) historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities and any amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index, which is extremely limited as of the date of this prospectus supplement, or the past estimated (hypothetical) historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Closing Level on any given date of determination or at other times during the term of the Securities. As a result, it is impossible to predict whether the Index, or the Closing Indicative Value calculated with reference to the performance of the Index Constituent Securities, will rise or fall.

The estimated (hypothetical) historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating the estimated (hypothetical) historical performance of the Index, as described in “IFED Large-Cap US Equity Index Total Return – Historical and Estimated Historical Performance.” If the estimated (hypothetical) historical performance of the Index was calculated based on different assumptions, or if the estimated (hypothetical) historical performance information covered a longer or different time period, the estimated (hypothetical) historical performance of the Index might look materially different.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, an extraordinary event or the replacement or delisting of an Index Constituent Security. There can be no assurance, however, that an extraordinary event, the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse impact on the value of the Securities. An Index Constituent Security may also be removed from the Index, as described under “IFED Large-Cap US Equity Index Total Return — Index Rebalancings” and “IFED Large-Cap US Equity Index Total Return — Corporate Actions” on pages S-58 and S-59, respectively.

If an Index Replacement Event occurs, the Security Calculation Agent may replace the Index with a Substitute Index.

If an Index Replacement Event (as defined under “Specific Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation” beginning on page S-87) occurs at any time with respect to the Index and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, Current Principal Amounts, Current Indicative Values, Closing Indicative Values, Accrued Fees and Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will

Risk Factors

affect the amount you will receive at maturity or upon redemption or call and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

Equity securities are subject to certain risks resulting from factors affecting individual companies, industries or the securities market as a whole.

The prices of equity securities rise and fall daily. These price movements may result from factors affecting individual companies, industries or the securities market as a whole. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, including the COVID‑19 pandemic, which has had an adverse impact on the economies of many nations and the global economy, and will continue to impact individual issuers and equity markets causing increased market volatility globally. The prices of securities issued by such companies may suffer a decline in response to these adverse events. In addition, equity markets tend to move in cycles which may cause stock prices to fall over short or extended periods of time.

Equity security prices can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index.

Stock markets can be volatile and equity security prices can change substantially. Equity security prices may rise or fall because of changes in the broad market or changes in an equity security’s issuer financial condition, sometimes rapidly or unpredictably. Equity security prices can be adversely affected by poor management on the part of the equity security's issuer, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. In addition, movements in financial markets may adversely affect an equity security’s price, regardless of how well the company performs. Equity security prices are subject to “stock market risk” meaning that equity prices in general may decline over short or extended periods of time. In addition, the COVID-19 pandemic led to increased market volatility in 2020 and could persist and continue to cause increased and unpredictable levels of volatility in the equity markets globally and therefore the Index as well.

The Index may be subject to concentration risks due to adverse events that affect the Index Constituent Securities more than the market as a whole.

The Index may experience decline in value due to adverse events that affect its Index Constituent Securities more than the market as a whole, to the extent that the Index is concentrated in the securities and/or other assets of a particular issuer or issuers, country, group of countries, region, market, industry, group of industries, sector, market segment or asset class. The Index may be more adversely affected by the underperformance of those securities and/or other assets, may experience increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting those securities and/or other assets than the Index without similar concentrations.

Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (“ETRACS”) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A.” UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

The Securities are not bank deposits.

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament

Risk Factors

and of the Council of the European Union (the “Directive”) on deposit guarantee schemes or any national implementing measure implementing the Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

As a holder of the Securities, you will be exposed to the credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or upon early redemption or call depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption or call. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. Any decline in our credit rating is likely to adversely affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

UBS AG’s results of operations and financial condition have been, and will likely continue to be, adversely affected by the COVID-19 pandemic.

The COVID-19 pandemic, governmental measures taken to manage it, as well as developments in fiscal policy and the possible withdrawal of stimulus measures may continue to adversely affect, global economic conditions, resulting in further contraction in the global economy, substantial volatility in the financial markets, increased unemployment, increased credit and counterparty risk, and operational challenges, such as the temporary closures of businesses, sheltering-in-place directives and increased remote work protocols. While governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing stimulus and liquidity programs and cutting interest rates, these programs may be coming to an end. In addition, while vaccination campaigns are progressing and many economies are recovering, localized outbreaks, the spread of new variants of COVID-19, and uneven vaccination rates are causing uncertainty around a sustainable recovery. If the pandemic resurges, vaccine distribution is delayed, or available vaccines prove ineffective against evolving strains of the coronavirus, or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy will deepen, UBS AG’s results of operations and financial condition in future quarters may be adversely affected.

COVID-19 and lockdown and other measures to control the pandemic have significantly affected major economies across the world. Uncertainties are still at a high level, making predictions difficult. The COVID-19 pandemic has affected all of UBS’s businesses, and these effects could be greater in the future if adverse conditions persist or worsen. These effects have included declines in some asset prices, spikes in volatility, lower or negative interest rates, widening of credit spreads and credit deterioration. These effects have resulted in decreases in the valuation of loans and commitments, an increase in the allowance for credit losses and lower valuations of certain classes of trading assets. While certain of these effects have partially reversed as economies have reopened and economic stimulus has been maintained, or were offset by high levels of client activity in 2020, and, in the first six months of 2021, by a rebound in asset prices in some sectors, these favorable conditions may not persist.

Should adverse global market conditions recur, or the pandemic lead to additional market disruptions, UBS AG may experience reduced client activity and demand for its products and services, increased utilization of lending commitments, significantly increased client defaults, continued and increasing credit and valuation losses in its loan portfolios, loan commitments and other assets, and impairments of other financial assets. Declines in interest rates have decreased net interest margins and such declines may continue to sharpen. A decline in invested assets

Risk Factors

would also reduce recurring fee income in UBS’s Global Wealth Management and Asset Management businesses. These factors and other consequences of the COVID-19 pandemic may negatively affect UBS AG’s financial condition, including possible constraints on capital and liquidity, as well as a higher cost of capital, and possible changes or downgrades to credit ratings.

Although UBS AG is adapting its plans for the return of its employees to the offices following the gradual lifting of lockdowns and similar measures, a substantial portion of its workforce is still in work-from-home solutions, including client-facing and trading staff. If significant portions of its workforce, including key personnel, are unable to work effectively because of illness, government actions, or other restrictions in connection with the pandemic, the adverse effects of the pandemic on UBS AG’s businesses could be exacerbated. In addition, with staff working from outside the offices, UBS AG faces new challenges and operational risks, including maintenance of supervisory and surveillance controls, as well as increased fraud and data security risks. While it has taken measures to manage these risks, such measures have never been tested on the scale or duration that UBS AG is currently experiencing, and there is risk that these measures will not be effective in the current unprecedented operating environment.

The extent to which the pandemic, and the related adverse economic conditions, affect UBS’s businesses, results of operations and financial condition, as well as its regulatory capital and liquidity ratios, will depend on future developments, including the scope and duration of the pandemic and any recovery period, the adequacy of vaccine distribution plans and execution of those plans, as well as the efficacy of vaccines against potential virus variants, future actions taken by governmental authorities, central banks and other third parties in response to the pandemic, and the effects on UBS’s customers, counterparties, employees and third-party service providers.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Securities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon early redemption or call. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” beginning on page S-84.

The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a Market Disruption Event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during a Measurement Period, or on a Reset Valuation Date or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on the Index Constituent Securities or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-91, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on the Index Constituent Securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index at any time. Any of these hedging activities will contribute to the

Risk Factors

trading volume of the underlying Index Constituent Securities and may adversely affect the market price of such Index Constituent Securities and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines or becomes zero.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to the Index Constituent Securities or the Index on a regular basis as part of our general broker‑dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Securities and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Any of these activities could adversely affect the level of the Index and, therefore, the Current Indicative Value, Closing Indicative Value and Current Principal Amount of the Securities, which could trigger a Zero Value Event, which would result in the automatic acceleration and mandatory redemption of the Securities. If a Zero Value Event occurs, you will lose your entire investment. Furthermore, any of these activities, if occurring during a Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity or upon early redemption or call.

Our offering of the Securities does not constitute a recommendation of the Index or the Index Constituent Securities.

You should not take our offering of the Securities as an expression of our views about how the Index will perform in the future or as a recommendation to invest in the Index or the Index Constituent Securities, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in Index Constituent Securities. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or

Risk Factors

written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

Tax Risks

The tax consequences of owning the Securities are uncertain and holders of the Securities may be subject to adverse U.S. tax consequences.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If the Securities are so treated, then it is likely that (i) a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” beginning on page S-92) of Securities will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) any gain or loss that a U.S. holder recognizes upon the sale, redemption or maturity of the Securities will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

However, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described above. In particular, it is possible that a U.S. holder of Securities could be required to include the dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by the Securities that are owned by the U.S. holder), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities.

Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation has been proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment of your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” beginning on page S-92. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities may be subject to adverse U.S federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” beginning on page S-94, non-U.S. holders of Securities will generally be subject to a 30% withholding tax (subject to reduction under an applicable treaty) under Section 871(m) of the U.S. Internal Revenue Code (the “Code”) with respect to all dividends on the Index Constituent Securities (based on the notional amount of the Index that is referenced by the Securities that are owned by the non-U.S. holder). This will be the case even though such

Risk Factors

amounts will be invested in the Index and will not be distributed to holders of Securities. In addition, as discussed in more detail below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”, it is possible that such withholding taxes will be imposed prior to the sale, redemption or maturity of the Securities.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders.” Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

Risks Relating to Liquidity and the Secondary Market

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the intraday indicative value, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, and the Redemption Fee Amount will be deducted from the amount you receive upon redemption of your Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the intraday indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may impact supply and demand for the Securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities in the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue or sell additional Securities or not limit, restrict, suspend or stop such sales from inventory at that time. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the Current Indicative Value (or intraday indicative value) which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the Current Indicative Value (intraday indicative value) that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the Current Indicative Value (intraday indicative value) of the Securities. Before trading in the secondary market, you should compare the Current Indicative Value (intraday indicative value) of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates

Risk Factors

otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the Current Indicative Value (intraday indicative value). You should be aware that if you purchase Securities in the secondary market at a premium to their Current Indicative Value and subsequently resell them at a discount or at a lower premium to their Current Indicative Value (or purchase Securities in the secondary market at a discount to their Current Indicative Value and subsequently resell them at a greater discount to their Current Indicative Value) as a result of the impact of these or other factors on the secondary market, you may incur a loss on your investment notwithstanding an increase in the Current Indicative Value over the term of your investment (or the gain on your investment may be less than (or the loss on your investment may be greater than) the increase (or decrease) in the Current Indicative Value over the term of your investment. Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the Current Indicative Value (intraday indicative value). Having to sell your Securities at a discounted market price below the Current Indicative Value (intraday indicative value) of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the Current Indicative Value (intraday indicative value) of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities at the time you make your investment, there is no guarantee that it will continue to do so in the future.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities are listed on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. As long as an active secondary market exists, we expect that investors will purchase and sell the Securities primarily in this secondary market. However, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities.

Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements between UBS and the Index Sponsor in relation to the Index, as discussed under “IFED Large-Cap US Equity Index Total Return  — License Agreement and Disclaimers” on page S-65) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor or Index Calculation Agent discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call or upon early redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole

Risk Factors

discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-83 and “Specific Terms of the Securities — Security Calculation Agent” on page S-84. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from information provided by the Index Sponsor, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor and neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a Market Disruption Event occurs on the Redemption Valuation Date or during the applicable Measurement Period.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a Market Disruption Event has occurred or is continuing during a Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no Market Disruption Event occurs or is continuing. In no event, however, will the Measurement Period or Redemption Valuation Date for the Securities be postponed by more than five Index Business Days.

As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than five Index Business Days. If the Measurement Period or Redemption Valuation Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period, or the Call Measurement Period, or will be the Redemption Valuation Date. If a Market Disruption Event is occurring on the last possible day in a Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market Disruption Event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Reset Valuation Date if a Market Disruption Event occurs on the Reset Valuation Date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a Market Disruption Event has occurred or is continuing on a Reset Valuation Date. If that occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Reset Valuation Date will be the following Index Business Day that is not disrupted. In no event, however, will the Reset Valuation Date for the Securities be postponed by more than five Index Business Days. If the Reset Valuation Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on such last possible day, that day will nevertheless be the Reset Valuation Date. In such a scenario, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market Disruption Event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84.

We reserve the right from time to time to waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the date on which we receive the notice of redemption rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-78 and S-79, respectively, the

Risk Factors

right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures”, the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable Redemption Notice and Redemption Confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the notice of redemption rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

Market disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that a Market Disruption Event exists. Any such Market Disruption Event may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-84.

UBS may call the Securities prior to the Maturity Date.

On any Index Business Day through and including the Maturity Date, UBS may, at its option, call all, but not less than all, the issued and outstanding Securities. To exercise this right, UBS must provide notice to the holders of the Securities (which may be provided by press release) not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, no amount will be paid to holders upon exercise of the Call Right.

If UBS exercises the Call Right, the payment you receive may be less than the payment you would have otherwise been entitled to at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns. In addition, you may have to invest your proceeds in a lower-return investment.

The UBS Call Right may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following UBS’s delivery of notice of exercise of this right.

IFED Large-Cap US Equity Index Total Return

The Securities are linked to the performance of the IFED Large-Cap US Equity Index Total Return (the “Index”), which is sponsored by Economic Index Associates (“EIA” or the “Index Sponsor”). We have derived all information contained in this prospectus supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information. The Index is calculated, maintained and published in real-time and end-of-day by Indxx LLC (“Indxx” or the “Index Calculation Agent”). Neither the Index Sponsor nor Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index. Daily Index Closing Levels are available at Indxx’s website.

The Securities are linked to the performance of the total-return version of the Index.

Introduction

The Index was launched on June 8, 2020 and is disseminated through ticker “IFEDLT”. The Index is designed to maximize exposure to those large-cap U.S. equities best positioned to benefit from prevailing monetary conditions. The Index uses a combination of Federal Reserve policy developments and key firm metrics to select stocks via a transparent and rules-based active strategy (the “IFED Strategy”). The Index Sponsor has developed empirical research that presents support for the view that, if measured properly, there is a significant and consistent association between the Federal Reserve monetary policy shifts and subsequent return on equities and other securities.

Base Value and Date

The base value of the Index is deemed to be 1000 as of December 31, 1998. The Index was first calculated on June 8, 2020.

Index Universe

To be eligible for inclusion in the Index, a constituent must be an actively-traded common stock of a U.S. company, meaning the company files 10-K annual reports and the primary listing is on an eligible U.S. exchange, namely the New York Stock Exchange and Nasdaq. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets. Ineligible organizational structures and share types include the following: (i) business development companies (“BDCs”), (ii) limited partnerships (“LPs”); (iii) master limited partnerships (“MLPs”), (iv) limited liability companies (“LLCs”), (v) closed-end funds, (vi) ETFs, (vii) ETNs, (viii) royalty trusts, (ix) special purpose acquisition companies (“SPACs”), (x) preferred stock, (xi) convertible preferred stock, (xii) unit trusts, (xiii) equity warrants, (xiv) convertible bonds, (xv) investment trusts, (xvi) rights, and (xvii) American Depositary Receipts (“ADRs”).

Stocks are excluded from the Index if three years of accounting or trade history is not available to calculate the twelve firm-specific metrics. For multi-class stocks, only the voting class with the largest prior-month trading volume is included, unless the Index Committee (defined below) deems another class more appropriate.

Index Construction Methodology

The IFED Strategy relies on a total of twelve firm-specific metrics, which are selected based on economic validation and empirical analysis of return sensitivities to changes in monetary conditions. The process of constructing the Index involves weighting those metrics appropriately to take the most advantage of the prevailing monetary environment. Companies are then ranked based on total metric score (the “IFED score”), rather than the traditional approach of market capitalization weighting. Constructing the Index involves the following steps:

1.	Start with the U.S. equity population, defined as all common stocks listed on an eligible U.S. exchange.
2.	Rank equities by market cap and apply liquidity and data availability screens.

IFED Large-Cap US Equity Index Total Return

Stock are excluded if their average daily trading dollar volume (ADV) over the prior 3 months does not exceed $4 million. In addition, stocks are excluded if they do not have a liquidity ratio (L) of at least 25%, where the liquidity ratio (L) is measured as:

With:

•	: Monthly close price n months prior to month t,
•	: Total share monthly volume n months prior to month t,
•	:Float-adjusted market capitalization in month t.
3.	From the remaining stocks, select the largest 500 stocks.
4.	Define the prevailing monetary environment as expansive, restrictive or indeterminate.

EIA’s proprietary monetary policy measure classifies the monetary environment as expansive, restrictive or indeterminate. The monetary environment measure relies on the confluence of two observable components of monetary policy, which are referenced as “stance” and “stringency.” These two components represent unique Federal Reserve policy interest rates that are used to capture different dimensions of Federal Reserve monetary policy intentions.  Stance is designed to capture the Federal Reserve’s strategic, long-term monetary policy intentions, whereas stringency is designed to capture the Federal Reserve’s actions in the market for short-term funding. The two measures generally align as Federal Reserve actions in the short-term market usually align with its broad policy intentions. There are, however, situations in which the two tend to contradict one another, which creates an indeterminate environment. See “Combined Measure of Monetary Conditions” below for a more complete description.

5.	Score each firm according to the twelve firm-specific metrics that are most crucial to stock performance in the prevailing environment and assign each stock a composite IFED score.

The twelve firm-specific metrics include: (i) market capitalization (size); (ii) past stock performance (long-term, 5 years); (iii) past stock performance (short-term, one year); (iv) dividend yield; (v) cash holdings; (vi) residual variability; (vii) change in net operating assets; (viii) balance sheet bloat; (ix) equity issuance; (x) debt ratio; (xi) gross profit margin; and (xii) value effect.

The twelve firm metrics are selected by EIA based on academic research, and each of the metrics is calculated according to the approach prescribed in the related research.  Empirical analyses are performed to establish that each metric corresponds with a systematic return pattern relative to changes in monetary conditions. Finally, in calculating the metrics, each variable is measured based on data over a period that is lagged relative to the identified shift in monetary conditions (calendar month t).

The metrics gauge a stock’s positioning relative to the prevailing environment and are calculated as follows:

(i) Market Capitalization (Size)

•	Size denotes the market capitalization of a stock as of end of month t-1.

(ii) Past Stock Performance: Long-term (5-yr) (PastRet)

•	PastRet denotes long-term past return performance, measured as the total stock return from month t-60 to month t-13.
•	If a stock’s trading history is less than 36 months, or if a monthly return is missing during month t-36 to t-13, the stock is excluded.
•	If the trading history is between 36 and 48 months and a monthly return is missing during month t-48 to month t-36, PastRet = cumulative return from month t-36 to month t-13.
•	If the trading history is between 48 and 60 months and a monthly return is missing during month t-60 to month t-48, PastRet = cumulative return from month t-48 to month t-13.

IFED Large-Cap US Equity Index Total Return

(iii) Past Stock Performance: Short-term (1-yr) (MOM)

•	MOM denotes short-term past return performance, which is the cumulative stock return from month t-12 to month t-2.
•	If the trading history is less than 12 months, or if a monthly return is missing during the past 12 months, the stock is excluded.

(iv) Dividend Yield (Divyld)

•	Divyld denotes total dividend divided by market cap in month t-1, where total dividend = net income minus (book equity in year t minus book equity in year t-1).

(v) Cash Holdings (Cash/TA)

•	Cash/TA denotes the percentage of assets held as cash equivalents and is measured as (cash plus short-term investments) divided by total assets.

(vi) Residual Variability (Ivol60)

•

Ivol60 denotes the volatility of residuals from a market model regression estimated over 60 months from month t-60 to month t-1. The same treatment is applied for missing returns as applied for PastRet. Ivol60 relies on the following regression to compute the residual:

.

With:

Monthly return of market cap weighted index composed of all stocks with an IFED score, rebalanced monthly,

: Monthly stock return of firm s,

: Residual of the regression, a vector of 60 numbers,

: Monthly risk-free rate, one-month Treasury bill rate,

.

(vii) Change in Net Operating Assets (ChgNOA)

•	Net operating assets (NOA) = operating assets – non-debt liabilities = (total assets – cash & short-term investments) – (total liabilities – total debt)
•	Total debt = total long-term debt + minority interest + notes payable + book value of preferred stock
•	Stocks are excluded if total long-term debt is missing; whereas, minority interest, notes payable and book value of preferred stock are used if available.

(viii) Balance Sheet Bloat (BSBloat)

•	BSBloat denotes the level of net operating assets, which is equal to (operating assets in year t minus operating liabilities in year t) / total assets in year t-1
•	Operating assets = total assets – cash & short-term investment
•	Operating liabilities = total assets – total debt – book equity
•	BSBloat is set to 0 for financial firms due to their unique balance sheet structure

IFED Large-Cap US Equity Index Total Return

(ix) Equity Issuance (EqtyIss)

•	EqtyIss denotes the log of one-year change in split adjusted number of shares
•	EqtyIss = log (shares month t-1 / shares month t-12)

(x) Debt Ratio (Debt/TA)

•	Debt/TA denotes debt ratio, which is equal to total debt divided by total assets

(xi) Gross Profit Margin (GP/TA)

•	GP/TA denotes gross profit margin, which is equal to (total revenue – cost of goods sold (COGS)) / total assets
•	COGS for financial firms is calculated as total interest expense + provision for credit losses

(xii) Value Effect (ValueEff)

•	Relies on a combination of three price multiples: BEME, EBITDA/EV and Sales/ME
•

BEME denotes book-equity to market-equity, calculated as BE divided by ME, where book-equity (BE) = book value of shareholder’s equity plus balance sheet deferred taxes (if available) minus book value of preferred stock (if available), where preferred stock (PREF) is based on redemption, liquidation or par value.  ME denotes market capitalization as of end of month t-1.

•	EBITDA/EV is measured as earnings before interest, taxes and depreciation and amortization divided by enterprise value (EV), where EV is the sum of ME, total debt, and PREF less cash
•	Sales/ME is measured as total revenue divided by ME
•

The value effect measure is derived as an equal-weighted combination of the non-missing price multiples. If EBITDA, EV or BE are negative, the respective multiple is considered “missing” and the value effect is derived over the non-missing measure(s).

When a reconstitution of the Index is warranted, the accounting variables used in calculating the firm metrics are sourced from a company’s latest 10-K filing; or its 8-K filing if the 10-K is not yet available. All market variables are adjusted for stock splits and stock dividends and are calculated using data at market close on the last trading day of the most recent prior calendar month. Returns represent total returns (which include adjustments for corporate actions).

Determining Pre-Weight Z-Scores

For each firm’s stock, a pre-weight and weighted z-score for each of the 12 firm financial metrics is calculated. The pre-weight z-scores are modified to arrive at the weighted scores, which serve as components in determining a firm’s final IFED score.

For each firm, the pre-weight z-score for a firm metric is based on the metric’s rank relative to the other firms in the investment universe. The greater the difference in ranking from the average ranking, the higher the absolute value of the z-score and the greater impact on the firm’s IFED score, either producing a relatively large increase or decrease in the IFED score.

A special circumstance exists, however, for two firm metrics based on performance, PastRet and GP/TA, during indeterminate environments. For these two metrics, during indeterminate environments only, moderate z-scores have the greatest positive impact on the IFED score. In indeterminate environments, moderate z-scores have greater impact because the evidence suggests that when monetary conditions are not clearly defined, stocks with moderate levels of past stock and profit performance exhibit the best future stock performance. The unique treatment  for these two metrics, during indeterminate environments, is as follows: the metric z-score is set as 1 if a firm’s metric ranks in the middle quintile (quintile 3), it is set as 0.5 if it ranks in quintile 2 or 4, and it is set as 0 if it is in quintile 1 or 5.

Calculation of Pre-Weight Z-Scores

IFED Large-Cap US Equity Index Total Return

Calculation of z-scores: denotes the z score of stock j for metric i.  Where, is the mean of the ranks for metric i and Std (Rank) is the standard deviation of the ranks for metric i across all stocks in the IFED universe.

Rank denotes ranks of all stocks that are eligible for selection for the current month. For example, on May 31, 2019, there are 2,757 stocks that qualify as the universe:

Microsoft Corp (MSFT) is ranked 2757 (largest): .

Bridgeline Digital Inc (BLIN) is ranked 1 (smallest): .

When the ranks for a metric are equal across firms, the z scores are the same and the next non-equal rank assumes a rank value equal to its observation number in the ranked series. For example, for the Debt/TA metric, if the first ten stocks have Debt/TA values of 0, they are all ranked 1 and the next stock receives a rank of 11 for the Debt/TA metric.

The value effect z-score involves a unique calculation since it represents a combination of three separate price multiples. A preliminary z-score is calculated for each of the non-missing price multiples. The final value effect z-score is derived as the mean of the non-missing z-scores for the price multiples.

Determining Weighted Z-Scores

After the pre-weight z-scores are determined for each metric and for each firm, each pre-weight z-score is then weighted by its relative importance and direction of influence. The resulting weighted z-scores are designed to capture that metric’s contribution to the underlying stock’s exposure to the prevailing monetary environment. A relatively high weighted z-score indicates that the metric contributes significantly to the stock’s exposure. Finally, the weighted z-scores are summed to arrive at a composite z-score for the stock (i.e., its IFED score) for the prevailing environment. The higher a stock’s IFED score, the better positioned the stock is to capitalize on the prevailing monetary environment and the greater the allocation the stock receives in the Index.  Each stock will have a different IFED score for each of the three monetary environments.

The relationships and weights for the weighted z-score calculations are:

	Weight Applied to Metric’s Z-score
Firm Financial Metric	Expansive	Indeterminate	Restrictive
Market capitalization (Size)	-2	0	0
Past stock performance
Long-term (5-yr) (PastRet)	-2	+2	+1
Short-term (1-yr) (MOM)	+2	0	+2
Dividend yield (Divyld)	+1	+2	+1
Cash holdings (Cash/TA)	0	+1	+2
Residual variability (Ivol60)	0	-1	0
Change in net operating assets (ChgNOA)	-1	0	-1
Balance sheet bloat (BSBloat)	-2	-1	-2
Equity issuance (EqtyIss)	0	-2	0
Debt ratio (Debt/TA)	0	0	-1
Gross profit margin (GP/TA)	+2	+1	0
Value Effect (ValueEff)	+1	+2	+2

The weights reported in the table above reflect the importance of the metrics during each environment and the direction of influence. For example, market capitalization (Size) is assigned a weight of -2 during expansive environments but gets a 0 weight in the other two environments. This indicates that market capitalization is a very important feature during expansive conditions and smaller firms (the negative sign) are better positioned to capitalize on the expansive environment. In contrast, firm size is unimportant in the other two environments, which

IFED Large-Cap US Equity Index Total Return

is reflected by the 0 assigned weight. As another example, cash holdings has weights of +1 and +2 in indeterminate and restrictive environments, respectively. The positive sign indicates that higher levels of cash are considered favorable during these environments. The +2 during restrictive conditions indicates that cash holdings are particularly important when the monetary environment is restrictive. Cash holdings have less importance during indeterminate conditions and are deemed unimportant (for stock return purposes) during expansive conditions.

6.	For each universe, select the 20% of stocks with the highest IFED scores as the investment set for the index portfolio.

The constituents for the Index are sourced from the 20% of firms in the Index Universe with the highest IFED scores. Any stocks at the 20th percentile that share the same IFED score are included in the investment set.

7.	Weight each stock according to its IFED score; subject to constraints on capacity, stock weight and sector weight.

In addition to selecting the 20% of stocks with the highest IFED scores, the individual stocks are also assigned weights based on their IFED score. A two-step process is applied for calculating the weights of the Index constituents.

First, the IFED scores of the potential index constituents (investment set) are rescaled. Since IFED scores can be negative, the rescaling process is performed to ensure all scores take on positive values while preserving existing relations between firm IFED scores. The positive IFED scores are then converted to portfolio weights.

The original IFED score of stock i is defined as , the rescaled IFED score of stock i as . For an IFED index with n constituents, the following formula is applied for rescaling:

Second, the following formula is used to calculate the weights of stock i, (Wi),

The weights (Wis) are then used to determine the initial allocation of each stock i in the index portfolio, subject to constraints on capacity, stock weight and sector weight. The process of applying these constraints generally produces a number of index constituents that is lower than the 20% included in the investment set for the Index. Weights (Wis) are rounded to 12 decimal places after the application of constraints.

To form IFEDL, and at each rebalance, sector and stock constraints are implemented as follows:

1.no one sector can exceed 40% of IFED-L’s weight;

2.the index weight for each stock cannot exceed its capacity cap (as described below);

3.no stock can exceed 10% of IFED-L’s weight; and

4.stocks with an assigned weight of less than 0.5% are excluded from the Index.

The weight of a component stock is initially capped using a multiple of the stock’s relative average daily trading volume (ADV) as follows:

Capacity Cap for

IFED Large-Cap US Equity Index Total Return

With:

•	Liquidity Multiplier = 2,
•

ADV of = Average Daily Trading Volume (ADV) for stock i over the 90 calendar days prior to the change in monetary environment, including the last day of the prior calendar month or the day on which there is a shift in direction in the primary credit rate.

•	To address situations where a stock’s recent trading activity is disproportionately high, the Capacity Cap formula is adjusted where necessary as follows:

If is the free-float market cap of stock i on the last day of the prior calendar month or the day on which there is a shift in direction in the primary credit rate.

Free float market capitalization is calculated by subtracting shares held by insiders and those deemed to be stagnant shareholders from the shares outstanding. Stagnant holders include ESOPs, ESOTs, QUESTs, employee benefit trusts, corporations not actively managing money, venture capital companies and shares held by governments.

After calculating unconstrained index weights per stock, the following steps are repeated until all constraints are met:

1)	identify stocks that surpass their capacity cap, reduce their weight to their cap and re-assign the excess weight to the remaining stocks on a pro-rata basis by IFED score;
2)

for any sector with a weight exceeding 40%, reduce stock weights and re-assign the excess weight to stocks in other sectors that have sufficient capacity (both reduction and re-assignment are on a pro rata basis by IFED score); and

3)

remove the stock with the smallest assigned index weight below 0.5% and re-assign the excess weight on a pro-rata basis by IFED score subject to satisfying the above constraints. This step is repeated until the minimum stock holding in the Index is 0.5%.

In the unlikely event that a feasible solution is not achieved, the Index Committee will convene to consider: a) an increase in the Liquidity Multiplier; b) a decrease in the minimum assigned weight; and/or; c) implementation of the index rebalance over more than 1 day. By way of example, if a 2-day rebalance is adopted, 50% of the prevailing index weight would be rebalanced at the closing price on the 7th business day after the identified change in monetary environment and the other 50% would be implemented at the closing price on the next business day.

Measuring Monetary Conditions of the Federal Reserve

Broad Federal Reserve Policy Intention (Stance)

The first component used to classify the monetary environment is stance. Stance is based on the Federal Reserve discount window primary credit rate (formerly known as the discount rate). The primary credit rate is the basic interest rate charged to most banks for loans issued via the discount window. This rate is relied upon even though the discount window is used sparingly as an actual funding source.  Changes in the primary credit rate are widely acknowledged as providing a valid “signal” of the Federal Reserve’s long-term, future strategic monetary policy intentions. Changes in the primary credit rate signal a shift in future Federal Reserve policy, whereas the actual implementation of Federal Reserve policy is accomplished via other mechanisms (i.e., open market operations). Based on the recognized signaling properties of primary credit rate changes, the EIA policy indicator relies heavily on changes in this rate.

➣

Expansive: Initiated by a decrease in the Federal Reserve primary credit rate (formerly the discount rate).  Subsequent decreases in the rate only serve to reinforce the Federal Reserve’s expansive stance.  Policy stance remains expansive until the Federal Reserve increases the primary credit rate.

➣

Restrictive: Initiated by an increase in the Federal Reserve primary credit rate.  Subsequent increases in the rate only serve to reinforce the Federal Reserve’s restrictive stance.  Policy stance remains restrictive until the primary credit rate is decreased.

IFED Large-Cap US Equity Index Total Return

Federal Reserve Actions in the Short-Term Market (Stringency)

The second component used to classify the monetary environment is stringency. The stringency measure relies on the monthly average of the federal funds rate, which is derived by calendar month. The monthly average rate is used to alleviate potential problems created by the observed volatility in daily or weekly values of the federal funds rate. Furthermore, the measure uses the three-month cumulative change in the monthly average rate to alleviate problems with erroneously labeling a transitory change in the rate as an intentional shift in Federal Reserve policy.

➣

Expansive: Initiated by a decrease in the cumulative monthly average federal funds rate.  Subsequent decreases in the cumulative average rate only serve to reinforce that the Federal Reserve’s actions in the short-term market continue to be expansive.  Policy stringency remains expansive until the cumulative monthly average rate increases.

➣

Restrictive: Initiated by an increase in the cumulative monthly average federal funds rate. Subsequent increases in the cumulative average rate only serve to reinforce that the actions in the short-term market continue to be restrictive.  Policy stringency remains restrictive until the cumulative average rate decreases.

Combined Measure of Monetary Conditions

➣	Expansive: Both stance and stringency are expansive.
➣	Restrictive: Both stance and stringency are restrictive.
➣	Indeterminate: One monetary measure is expansive and the other is restrictive.

The following table summarizes the alternative monetary policy classifications:

Alternative Monetary Policy Classifications
Broad Federal Reserve Policy (Stance)
		Expansive	Restrictive
Federal Reserve Actions in Short-Term Market (Stringency)	Expansive	Expansive	Indeterminate
	Restrictive	Indeterminate	Restrictive

Mechanism to Avoid Misclassification of Shifts and Reduce Transactions Costs

A final mechanism is implemented to reduce transactions costs and alleviate problems with the misclassification of a transitory rate change as a shift in the monetary environment. Specifically, without a definitive shift in Fed policy, a three-month minimum elapsed interval per monetary environment is required. It is widely acknowledged that the actions and policies of the Federal Reserve are dictated by the Fed’s evaluation of current conditions and its forecasts of conditions over the next several months. Thus, actual changes in Fed policy are spaced considerably.

The Fed’s deliberate operating procedure is not consistent with a policy reversal over a one- or two-month period. Therefore, except when a definitive policy shift occurs, the monetary environments are constrained to extend for at least three calendar months to screen out false signals that would inappropriately disrupt the portfolio allocation and produce undue transactions costs. A shift in direction in the primary credit rate serves as a definitive signal of a change in Fed policy, and thus, voids the three-month minimum requirement and creates an immediate change in the monetary environment.

Index Rebalancings

There are two events that prompt a rebalancing of the Index:

1.	A change in the monetary environment; and
2.	A change in financial metrics with no monetary environment change for the prior 6-month period.

Change in Monetary Environment: A change in the monetary environment initiates a change in the portfolio to replace stocks that were optimally positioned relative to the prior environment with stocks positioned to capitalize

IFED Large-Cap US Equity Index Total Return

on the new environment. The updated portfolio includes securities that are best positioned to prosper in the newly established environment. A monetary-environment-induced change in portfolio composition results in a substantial change in the constituents held in the portfolio since different securities generally are positioned to prosper during each of the three alternative environments. The twelve firm metrics used to form the IFED score represent unique characteristics that identify firms with features that make them optimally positioned to capitalize on the prevailing monetary environment. Thus, at a particular point in time, firms are generally well positioned to prosper during a particular monetary environment; however, they are usually poorly positioned relative to the other two environments.

A shift in the monetary environment can result from two sources: 1) a change in stringency, which is based on a change in the cumulative 3-month average federal funds rate, which is derived from calendar month data, or 2) a change in the Federal Reserve’s primary credit rate (change in stance). A policy shift identified by a change in stringency occurs after calendar month end, whereas a policy shift associated with stance can occur any time during a month.

Change in Financial Metrics: As of June 1 in any given year, if there has been no change in the monetary environment for the prior six months, a rebalance date is scheduled on the seventh business day in June. The portfolio holdings are then updated to reflect new holdings that are better positioned to capitalize on the existing environment. Since the monetary environment has not changed, many portfolio constituents will remain; however, their weights are likely to change.  In general, many stocks will continue to have features conducive to the prevailing environment.

The following table sets out the timing for events associated with each index rebalance. Note that the Index Committee may at a future point in time conduct index rebalances over more than one day.

Event	Description
Notification of an Index Rebalance

•Written notification to licensees of an index rebalance will occur on:

i.the last business day in a calendar month for a change in monetary stringency;

ii.any business day in a calendar month for a change in monetary stance; or,

iii.the business day preceding June 1 if there has been no change in the monetary environment over the prior 6 months

Finalize New Index Components and Target Weights

•Written confirmation to licensees of new index components with the target weights effective for the share freeze date will occur no later than 6 pm ET on the second business day after the change in monetary environment (or June 1)

Freeze Date

•Index shares will be fixed at the open of the 4th business day using the closing prices on the 3rd business day

•Licensees will receive the proforma file for the close of the 4th, 5th & 6th business day and open of the 5th & 6th business day

Rebalance Date	•The rebalance will become effective on the open of the 7th business day

For more information on index calculation, visit the Index Calculation Agent’s website at www.indxx.com.

Corporate Actions

Indxx applies certain corporate actions, including the following, to the Index on the ex-date or earlier, as decided by its own index committee, as described in its Calculation Standard Guidelines.

1.Cash Dividend:

Regular distribution in form of cash dividend within the scope of dividend policy of the Index Constituent Security. The following adjustment is implemented:

aPricei,t+1 = Pricet – Dividendi,t+1

IFED Large-Cap US Equity Index Total Return

With:

•aPricei,t+1= Adjusted opening price of index component i on business day t+1

•Pricet = Price of index component i on business day t

•Dividendi,t+1= Dividend announced by the company of index component i on business day t+1

Adjustment: Divisor will decrease.

2. Special Cash Dividend:

Extraordinary distribution in the form of cash dividend which is outside the scope of dividend policy of the Index Constituent Security. The following adjustment is implemented:

aPricei,t+1 = Pricet – Special Dividendi,t+1

With:

•aPricei,t+1= Adjusted opening price of index component i on business day t+1

•Pricet = Price of index component i on business day t

•	Special Dividendi,t+1= Special Dividend announced by the Index Constituent Security of index component i on business day t+1

Adjustment: Divisor will decrease.

3. Stock Dividend:

Stock Dividend is distribution of additional shares instead of cash payout. Here, the number of shares will increase by the percentage increase in stock dividend and price will decrease by the same percentage. The following adjustment is implemented:

si,t+1 = si,t * (1 + % Stock dividend)

aPricei,t+1 =	Pricei,t
(1 + % Stock dividend)

With:

•si,t+1 = Number of shares of index component i on business day t+1

•si,t = Number of shares of index component i on business day t

•% Stock dividend = Percentage of stock dividend announced by the company

Adjustment: Divisor will remain unchanged.

4.Split and reverse split:

A stock split is a decision by the Index Constituent Security's board of directors to increase the number of shares that are outstanding by issuing more shares to current shareholders. The following adjustment is implemented:

aSi,t+1 = Si,t * Ri,t+1

aPricei,t+1 = Pricei,t *	1
Ri,t+1

With:

•aSi,t+1 = Adjusted number of index shares of index component i on business day t+1

•si,t = Number of index shares of index component i on business day t

•Ri,t+1= Shares held after the split for every share held before the split

IFED Large-Cap US Equity Index Total Return

•aPricei,t+1 = Adjusted opening price of index component i on business day t+1

•Pricei,t = Price of index component i on business day t

Adjustment: Divisor will remain unchanged.

5.Spin-off:
Spin off is the creation of an independent company through the sale or distribution of new shares of an existing business/division of a parent company. There are various potential treatments for spin-off, which are decided by Indxx’s index committee on a case to case basis. The adjustment for the different options of Spin-Off is as follows:

a. Spun Off Company added to the Index, no company removed: The following adjustment is implemented:

Se,t = Sp,t * Sf

With:

•Se,t = Shares of spun off entity e added to the index on business day t

•Sp,t = Shares of parent entity p added to the index on business day t

•Sf = Spin-off factor announced by the parent company

Adjustment: Divisor will remain unchanged.

b. Spun Off Company is not added, only the parent company remains in the Index: Spin-Off will be adjusted for by changing the divisor to account for the change in market value (reflecting market value of the Spun-Off entity). The following adjustment is implemented:

Se,t = Sp,t * Sf

Proceedse,t = Se,t * Pricee,t

New Pricee,t =	Proceedse,t
Sp,t

New Pricep,t+1 = Pricep,t+1 – Pricee,t

With:

•	Se,t = Shares of spun off entity e added to the index on business day t
•	Sp,t = Shares of parent entity p added to the index on business day t
•	Sf = Spin-off factor announced by the parent company
•	Proceedse,t = Proceeds of spun off entity e on the business day t
•	Pricee,t =Price of the spun off entity given by data provider e on business day t
•	New Pricee,t = Price calculated of the spun off entity e on the business day t
•	New Pricep,t+1 = New price for parent company p calculated on the business day t+1
•	Pricep,t+1 = Actual price of parent company p on the business day t+1

Adjustment: Divisor will decrease

IFED Large-Cap US Equity Index Total Return

c. The Spun Off Company is not added, only the parent company remains in the Index and there will be a stock adjustment: The following adjustment is implemented:

Se,t = Sp,t * Sf

Proceedse,t = Se,t * Pricee,t

New Pricee,t =	Proceedse,t
Sp,t

New Pricep,t+1 = Pricep,t+1 – Pricee,t

afe,t+1 =	Pricep,t+1
New Pricep,t+1

Sp,t+1 = afe,t+1 * Sp,t

With:

•	Se,t = Shares of spun off entity e added to the index on business day t
•	Sp,t = Shares of parent entity p added to the index on business day t
•	Sf = Spin-off factor announced by the parent company
•	Proceedse,t = Proceeds of spun off entity e on the business day t
•	Pricee,t =Price of the spun off entity given by data provider e on business day t
•	New Pricee,t =Price calculated of the spun off entity e on the business day t
•	New Pricep,t+1= New price for parent company p calculated on the business day t+1
•	Pricep,t+1= Actual price of parent company p on the business day t+1
•	afe,t+1 = Adjustment factor of spun off entity e on the business day t+1
•	Sp,t+1 = New number of shares of the parent company p on the business day t+1

Adjustment: Divisor will remain unchanged.

6. Addition/deletion of a company: In case a constituent is added, removed or replaced with another constituent in the Index the following adjustment is implemented:

Sn,t+1 =	wo,t
Pricen,t+1

With:

•Sn,t+1 = Number of shares of new company n on the business day t+1

•wo,t = Weight of the old company o on the business day t

•Pricen,t+1= Price of the new company n on the business day t+1

Adjustment: Divisor will remain unchanged

7.

Acquisition: A corporate action in which an Index Constituent Security buys most, if not all, of the target company's ownership stakes in order to assume control of the target firm. There could be three different cases:

•	Target company is a part of the Index, acquiring company is not: Target company will be removed from the Index and proceeds will be reinvested into the Index.

IFED Large-Cap US Equity Index Total Return

Adjustment: Divisor will decrease.

•	Acquiring company is a part of the Index, target company is not: There will be no adjustment

Adjustment: Divisor will remain unchanged

•Target and acquiring companies are a part of the Index

o All cash takeover: Target company will be removed from the Index and proceeds will be reinvested into the Index.

Adjustment: Divisor will decrease.

o Partial stock takeover: Target company will be removed from the Index. Shares of acquiring company will be increased according to stock term and cash proceeds will be reinvested into the Index.

Adjustment: Divisor will decrease.

o All stock takeover: Target company will be removed from the Index and the shares of acquiring company will be increased according to stock term.

Adjustment: Divisor will remain unchanged

8.

Rights Offering: Rights Issue gives existing shareholders the right to purchase a proportional number of new shares at a discount to the market price on a stated future date. The rights issued to a shareholder have a value, thus compensating current shareholders for the future dilution of their existing shares' value. The following adjustment is implemented:

NSi,t+1 = Si,t * (R)

Mcapi,t+1 = (Si,t * Pi,t) + (Si,t * R * Offer Price)

Pricei,1+t =	Mcapi,t+1
Si,t+1

With:

•	NSi,t+1 = New shares to be added in index component of i on the business day t+1
•	Si,t = Shares of the index component i on the business day t
•	Mcapi,t+1 = Market capitalization of index component i on the business day t+1
•	Pi,t = Price of the index component i on the business day t

•R= Ratio of additional shares offered by the company on a discount

•Offer Price= Discounted price of the security with respect to market price

•	Pricei,1+t = New price of the index component i after adjusting for additional shares on the business day t+1

•Si,t+1= Total number of shares of the index component i on the business day t+1

Rights Issue impacts the number of shares as well as price thereby impacting the index divisor reflecting an increase in market cap.

Indxx’s index committee will decide whether to participate in the rights issue or not. If the subscription price is greater than or equal to the stock closing price, Indxx would not participate in the rights issue. In case the Index does not participate in the rights issue, there will be no adjustment to the index shares or divisor.

IFED Large-Cap US Equity Index Total Return

9.

Delisting: Delisting refers to the practice of removing the stock of a company from a stock exchange so that investors can no longer trade shares of the stock on that exchange. The security would be removed from the Index, and the invested amount in the delisted security will be reinvested into the Index.

Adjustment: Divisor will decrease

10.

Merger: Merger is the combination of two or more companies, generally by offering the stockholders of one company securities in the acquiring company in exchange for the surrender of their stock. The target company is removed from the Index.

Indxx’s index committee will decide if the surviving company should be added to the Index. If added, the divisor will be adjusted to reflect the increase in the number of shares.

Adjustment: Divisor will increase

11.

Bankruptcy: Bankruptcy is a legal proceeding involving a person or business that is unable to repay outstanding debts. The security would be removed from the Index, and the invested amount in the security will be reinvested into the Index.

Adjustment: Divisor will decrease

12.

Temporary Delisting / Prolonged Trading Suspension: A temporary delisting/trading suspension occurs when a security stops trading on the stock exchange for a certain time period. This usually occurs when a publicly-traded company is going to release significant news about itself. The security would be removed from the index based on Indxx’s index committee's decision and the invested amount in the delisted or suspended security will be reinvested into the Index.

Adjustment: Divisor will decrease

13. Bonus Issue of Shares: A bonus share is a free share of stock given to current/existing shareholders in a company, based upon the number of shares owned by them. The issue of bonus shares increases the total number of shares issued and owned, it does not increase the value of the company. The ratio of number of shares held by each shareholder remains constant.

Adjustment: Divisor will remain unchanged

Indxx has its own index committee, which is responsible for setting policy, determining index composition, and administering the Index in accordance with the Index Sponsor’s and Indxx’s index methodologies. Indxx’s index committee reserves the right to use qualitative judgment to include, exclude, adjust, or postpone the inclusion of a stock to the extent applicable. Continued index membership of an Index Constituent Security is not necessarily subject to the guidelines provided in each of the Index Sponsor’s or Indxx index methodologies. A stock may be considered for exclusion by Indxx’s index committee on the basis of corporate governance, accounting policies, lack of transparency and lack of representation, despite meeting all the criteria provided in each index methodology.

Treatment of Distributions

The Index is a total-return index accounts for cash distributions by reinvesting them across the index after market close on the ex-dividend date.

Announcements

Announcements of additions and deletions of Index Constituent Securities, due to various corporate actions described above, in the middle of the year will be decided by the Indxx index committee and will be communicated to the Index Sponsor well ahead of time. In addition, important news items as well as corporate actions with respect to all the Index Constituent Securities will be informed to the Index Sponsor on a weekly basis.

Announcements can be found on Indxx’s website at www.indxx.com/announcements.

IFED Large-Cap US Equity Index Total Return

The Index Sponsor will also announce changes to the Index methodology and corporate action policy on its website at www.economicindexassociates.com.

Holiday Schedule

Indxx does not follow any holiday calendar. The Index is calculated on all weekdays. In situations when the exchange is closed for a trading holiday and no closing price is available, the Index will be calculated based on the last regular trade reported for each stock before the exchange closed. Also, when the exchange is forced to close early due to unforeseen events, the Index will be calculated based on the closing prices published by the exchange.

Index Committee

The Index is managed by a team composed of principals from the Index Sponsor (the “Index Committee”), who are responsible for decisions regarding the composition of all IFED indexes as well as any amendments to its index methodology.  The Index Committee may, when it believes it is necessary to ensure index integrity, exercise reasonable discretion in making changes to index composition and methodology.

The Index Committee reviews the Index Sponsor’s index methodology annually (or more frequently as needed) to ensure that it is “fit for purpose” (i.e., results in an accurate and reliable representation of the economic realities that the applicable index seeks to measure and eliminates factors that might result in any distortions). By way of example, possible changes to the Index Sponsor’s index methodology may originate from: (a) feedback from licensees; (b) new academic and practitioner research findings; (c) the Index Sponsor’s own empirical research and testing; or (d) liquidity constraints associated with assets under management tracking an index.

If the financial markets experience an extraordinary event, the Index Committee will decide on the implementation of any necessary adjustments to pre-established procedures. By way of example, an extraordinary event may pertain to a single stock or stocks that the Index Committee decides to exclude from an index due to a disorderly market. A disorderly market in a security may be characterized by excessive volatility, trading volume, short interest and/or other factors deemed relevant by the Index Committee.

License Agreement and Disclaimers

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

“IFED Large-Cap US Equity Index”, “Economic Index Associates”, “Economic Indexing”, “Invest with the FedTM” and “IFEDTM” are trademarks of EIA and their use is granted under a license from EIA.

All disclosures contained in this prospectus supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

The accuracy and/or completeness of the Index, any data included therein, or any data from which it is based is not guaranteed by the Index Sponsor, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranties, express or implied, as to results to be obtained from use of information provided by the Index Sponsor and used in connection with the Securities, and the Index Sponsor expressly disclaims all warranties of suitability with respect thereto.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1000.00 on December 31, 1998, which is referred to as the “Base Date.” The Index Sponsor began calculating and publicly disseminating the Index publicly on June 8, 2020. Therefore, the historical information presented below for the period prior to June 8, 2020 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor calculated the Index prior to June 8, 2020 using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after June 8, 2020 is based on the actual performance of the Index.

IFED Large-Cap US Equity Index Total Return

The estimated historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating the estimated historical performance of the Index. If the estimated historical performance of the Index was calculated based on different assumptions, or if the estimated historical performance information covered a longer or different time period, the estimated hypothetical performance of the Index might look materially different.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Securities will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from January 1, 2005 through September 9 2021.

ESTIMATED HISTORICAL AND HISTORICAL RESULTS FOR THE
PERIOD JANUARY 1, 2005 THROUGH SEPTEMBER 9, 2021

Year	Ending Level	Annual Return
2005	3773.33	21.52%
2006	4234.04	12.21%
2007	4368.04	3.16%
2008	2703.38	-38.11%
2009	3789.09	40.16%
2010	4501.20	18.79%
2011	4415.96	-1.89%
2012	5275.64	19.47%
2013	7490.18	41.98%
2014	8305.38	10.88%
2015	8381.03	0.91%
2016	10510.70	25.41%
2017	14221.29	35.30%
2018	13446.18	-5.45%
2019	16873.49	25.49%
2020	20728.65	22.85%
2021 (through September 9, 2021)	23708.83	14.38%

ESTIMATED HISTORICAL OR HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the historical performance and the estimated historical performance of the Index from January 1, 2005 through September 9, 2021 in comparison with the total returns of the MSCI USA Diversified Multi-Factor Gross Total Return USD Index and the S&P 500 Total Return Index.

	IFED Large-Cap US Equity Index TR	MSCI USA Diversified Multi-Factor Gross Total Return USD Index	S&P 500 Total Return Index
Total Return	663.55%	442.06%	421.02%
Annualized Return	12.95%	10.66%	10.39%

Historical and estimated historical information presented is as of September 9, 2021 and is furnished as a matter of information only. Historical and estimated historical performance of the Index is not an indication of future

IFED Large-Cap US Equity Index Total Return

performance. Future performance of the Index may differ significantly from historical or estimated historical performance, either positively or negatively.

The graph below illustrates historical and estimated historical performance of the Index from December 31, 2004 to September 9, 2021. The graph below is based on the total return version of the Index, and the total return versions of the MSCI USA Diversified Multi-Factor Gross Total Return USD Index and the S&P 500 Total Return Index.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Calculation Agent, will calculate and publish the “Intraday Index Value” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “IFEDLT Index”. The actual Index Closing Level may vary, and on a cumulative basis over the term of the Securities, may vary significantly, from the Intraday Index Value.

The Index Sponsor and Index Calculation Agent are not affiliated with UBS and do not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the Intraday Index Value will be derived from sources the Index Sponsor and Index Calculation Agent deem reliable, but the Index Sponsor, Index Calculation Agent and their affiliates do not guarantee the correctness or completeness of the Intraday Index Values or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor and Index Calculation Agent make no warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent and their employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, Index Calculation Agent or their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the Intraday Index Values or the intraday indicative values of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor and Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the Intraday Index Value, from whatever cause. The Index Sponsor and Index Calculation Agent are not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The Intraday Index Values, including adjusted values or values published after 4:15 p.m., will be used to determine whether a Loss Rebalancing Event, Permanent Deleveraging Event or Zero Value Event has occurred, as discussed under “Specific Terms of the Securities — Loss Rebalancing Events”, “Specific Terms of the Securities — Permanent Deleveraging Event” and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event.”

Published calculations of the level of the Index from the Index Sponsor and Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Values published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An “intraday indicative value“ (or “Current Indicative Value”) meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE and published to Bloomberg (based in part on information provided by the Index Sponsor) under the symbol “IFED”. In connection with your Securities, we use the terms “intraday indicative value” and “Current Indicative Value” interchangeably to refer to the value at a given time and date equal to:

(a)	On the Initial Trade Date, $25.00
(b)	On any other calendar day prior to the first day of an applicable Measurement Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday Index Value) – Accrued Fees

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor, calculated using the Intraday Index Value × Residual Factor on the immediately preceding calendar day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day

Valuation of the Index and the Securities

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current Indicative Value for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(d)	The minimum value of the Current Indicative Value on any calendar day will be zero.

The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their Current Indicative Value (intraday indicative value).

In addition, the levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index Constituent Securities. The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative values of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading prices of the Securities may be significantly different from their Current Indicative Values (or intraday indicative values). The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m. will be based on the Intraday Index Value, and may not be equal to the payment at maturity or upon early redemption or call. These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering prices and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at maturity, you will receive a cash payment per Security the amount of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment per Security on the relevant Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of the Holders.” If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

Cash Settlement Amount at Maturity

The “Maturity Date” is September 15, 2061, which will be the third Index Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called, redeemed or accelerated upon Zero Value Event, you will receive at maturity a cash payment equal to its Closing Indicative Value on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment will be zero.

Specific Terms of the Securities

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation:

Cash Settlement Amount	=	Closing Indicative Value, on last Index Business Day in Final Measurement Period

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the Securities are called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “— UBS Call Right” beginning on page S-80.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices which may be significantly higher or lower than the Stated Principal Amount. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

The Closing Indicative Value represents the dollar value per Security that an investor would receive on any day if it redeemed the Security that day (without giving effect to any Redemption Fee Amount).

The “Closing Indicative Value” per Security, will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security.
(b)	On any other calendar day, prior to the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period Cash Amount

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(d)	The minimum value of the Closing Indicative Value on any calendar day will be zero.

If a Zero Value Event occurs, the Closing Indicative Value will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will lose their entire investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “— Automatic Acceleration Upon Zero Value Event” beginning on page S-81.

The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

The “Current Principal Amount” represents the unleveraged notional investment in the Index Constituent Securities per Security at the close of trading on any Reset Valuation Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal Amount at the close of trading on any Reset Valuation Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value Event occurs prior to your Securities permanently resetting to 1.0 at the end

Specific Terms of the Securities

of the Second Permanent Deleveraging Valuation Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.

The Current Principal Amount per Security, will be calculated as follows:

(a)	From and including the Initial Trade Date to and excluding the first Reset Valuation Date, $25.00 per Security.
(b)	At the close of trading on each Reset Valuation Date after the Initial Trade Date, the Current Principal Amount of the Securities will be reset as follows:

New Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor) – Accrued Fees

The Current Principal Amount will not change until the first Reset Valuation Date.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation Date.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

At the close of trading on each Reset Valuation Date, the Current Principal Amount is reset.

The “Reset Valuation Date” means:

(a)

Any calendar day up to and including the Second Permanent Deleveraging Valuation Date, that is either: (i) the Initial Trade Date, (ii) a Quarterly Reset Valuation Date, (iii) a Loss Rebalancing Valuation Date (iv) the First Permanent Deleveraging Valuation Date, or (v) the Second Permanent Deleveraging Valuation Date; and

(b)	Any calendar day following the Second Permanent Deleveraging Valuation Date.

The valuation dates are defined below.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation Date and the Last Reset Index Closing Level will remain the same.

The “Quarterly Reset Valuation Date” is the second Wednesday of January, April, July and October of each calendar year during the term of the Securities (other than an Excluded Day, as defined below), subject to adjustment as described under “— Market Disruption Event” beginning on page S-84.

As used above, an “Excluded Day” means (i) the Index Business Day immediately preceding the first day of an applicable Measurement Period, and any calendar day thereafter, and (ii) any calendar day after the Second Permanent Deleveraging Valuation Date.

The “Index Factor” is: 1 + (Leverage Factor × Index Performance Ratio).

The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The Index Factor times the applicable Current Principal Amount on the preceding calendar day represents the current value of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This does not reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.

The “Residual Factor” will be calculated as follows:

(a)	1.0 on any calendar day, to but excluding the first day of an applicable Measurement Period.
(b)

From and including the first day of an applicable four-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such four-day Measurement Period, divided by (b) four.

For example, on the first Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal 3/4, on the second Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal 2/4, on the third Index Business Day in an applicable four-day Measurement Period,

Specific Terms of the Securities

the Residual Factor will equal 1/4 and on the last Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal zero.

(c)	On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

The Residual Factor is intended to approximate the percentage of the Current Principal Amount that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas. At the close of trading on each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash.

The “Leverage Factor” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading on the Second Permanent Deleveraging Valuation Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 1.0.

The “Index Performance Ratio” on any Index Business Day will be equal to:

Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

The “Last Reset Index Closing Level” is the Index Closing Level on the most recent Reset Valuation Date prior to such day. The initial Last Reset Index Closing Level is the Index Closing Level on the Initial Trade Date, as reported by Bloomberg and Reuters.

The “Index Closing Level” on any date of determination is the closing level of the Index, as reported on Bloomberg and Reuters on such day; however, if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index Closing Level) was determined on September 14, 2021 by the Security Calculation Agent. If the closing level of the Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

“Measurement Period” means the Final Measurement Period or, if UBS exercises its Call Right, the Call Measurement Period.

The “Current Indicative Value” or “intraday indicative value”, as determined by the Security Calculation Agent, is an amount per Security, on an intraday basis on any Index Business Day, equal to:

(a)	On the Initial Trade Date, $25.00.
(b)	On any other calendar day prior to the first day of a Measurement Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday Index Value) – Accrued Fees

(c)	From and including the first day of a Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor, calculated using the Intraday Index Value × Residual Factor on the immediately preceding

Specific Terms of the Securities

calendar day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current Indicative Value for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(d)	The minimum value of the Current Indicative Value on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (intraday indicative value).

If a Zero Value Event occurs, the Current Indicative Value (intraday indicative value) will be equal to zero for the remainder of the day it occurs and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will lose their entire investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “— Automatic Acceleration Upon Zero Value Event” beginning on page S-81.

If the Securities undergo a split or reverse split, the Current Indicative Value (intraday indicative value) will be adjusted accordingly.

The “Accrued Fees” as of any date of determination means the Accrued Tracking Fee + the Accrued Financing Fee.

If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an “Accrued Tracking Fee” per Security, calculated as follows:

(a)	On the Initial Trade Date, the Accrued Tracking Fee is equal to zero.
(b)	On any subsequent calendar day, the Accrued Tracking Fee is equal to: (a) the Accrued Tracking Fee as of the immediately preceding calendar day, plus (b) the Daily Tracking Fee on such calendar day.
(c)	On the calendar day after each Reset Valuation Date, the Accrued Tracking Fee is reset to be equal to the Daily Tracking Fee on such calendar day.

The “Daily Tracking Fee” is an amount per Security calculated as follows:

(a)	On the Initial Trade Date, the Daily Tracking Fee is zero.
(b)	On any subsequent calendar day, the Daily Tracking Fee is equal to:

(1) (i) 0.95% times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.

(c)	The minimum value of the Daily Tracking Fee on any calendar day will be zero.

The Daily Tracking Fee represents the investor fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security. These charges accrue and compound during the applicable period, and will reduce any amount you are entitled to receive at maturity or upon early redemption or call.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

The Securities are subject to an “Accrued Financing Fee” per Security calculated as follows:

(a)	On the Initial Trade Date, the Accrued Financing Fee is equal to zero.
(b)	On any subsequent calendar day, the Accrued Financing Fee is equal to:

(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.

Specific Terms of the Securities

(c)	On the calendar day after each Reset Valuation Date, the Accrued Financing Fee is reset to be equal to the Daily Financing Fee on such calendar day.
(d)	If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Accrued Financing Fee will be equal to zero.

The “Daily Financing Fee” is an amount per Security calculated as follows:

(a)	On the Initial Trade Date, the Daily Financing Fee is equal to zero.
(b)	On any subsequent calendar day, the Daily Financing Fee is equal to:

(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.

(c)	If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Daily Financing Fee will be equal to zero.
(d)	The minimum value of the Daily Financing Fee on any calendar day will be zero.

The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.

If the Securities undergo a split or reverse split, the Daily Financing Fee will be adjusted accordingly.

The “Financing Rate” will equal the sum of (a) 1.55% and (b) SOFR on the immediately preceding U.S. Government Securities Business Day. The minimum value of SOFR (or any successor base rate, as described below) used on any calendar day will be zero. The minimum Financing Rate at any time will be 1.55%.

For example, 0.05% was the SOFR rate on September 10, 2021, which was a U.S. Government Securities Business Day. The Financing Rate on September 13, 2021 would therefore have been equal to 1.55% + 0.05%, or 1.60.

“SOFR” means, with respect to any U.S. Government Securities Business Day, the daily secured overnight financing rate for such U.S. Government Securities Business Day as provided by the SOFR Administrator on the SOFR Administrator’s Website. If for any U.S. Government Securities Business Day, the SOFR in respect of that day has not been published on the SOFR Administrator’s Website by the time the Security Calculation Agent determines the Financing Rate for the immediately succeeding day and the Security Calculation Agent has not determined that SOFR has been discontinued, then the SOFR for such day will be the secured overnight financing rate as published in respect of the first preceding U.S. Government Securities Business Day for which the secured overnight financing rate was published on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Information About the Secured Overnight Financing Rate

All disclosures contained herein regarding the secured overnight financing rate, including, without limitation, its make-up and method of calculation, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by the Federal Reserve Bank of New York. The secured overnight financing rate is published by the Federal Reserve Bank of New York, but the Federal Reserve Bank of New York has no

Specific Terms of the Securities

obligation to continue to publish, and may discontinue publication of, the secured overnight financing rate. Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the secured overnight financing rate or any successor or replacement rate. Information from outside sources including, but not limited to any website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the secured overnight financing rate.

The secured overnight financing rate is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that secured overnight financing rate includes all trades in the "Broad General Collateral Rate" (as defined on the Federal Reserve Bank of New York's Website), plus bilateral Treasury repurchase agreement transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the "FICC"), a subsidiary of the Depository Trust and Clearing Corporation ("DTCC"). The secured overnight financing rate is filtered by the Federal Reserve Bank of New York to remove a portion of the foregoing transactions considered to be "Specials", which are repurchases for specific-issue collateral, which take place at cash-lending rates below those for general collateral repurchases because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The Federal Reserve Bank of New York reports that the secured overnight financing rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon ("BNYM") as well as General Collateral Finance repurchase agreement transaction data and data on bilateral Treasury repurchase transactions cleared through the FICC's delivery-versus-payment service. The Federal Reserve Bank of New York notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. The Federal Reserve Bank of New York notes on its publication page for the secured overnight financing rate that use of the secured overnight financing rate is subject to important limitations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the secured overnight financing rate at any time without notice. The secured overnight financing rate is published at approximately 8:00 a.m. (New York time) on each U.S. Government Securities Business Day for trades made on the immediately preceding U.S. Government Securities Business Day. If the Federal Reserve Bank of New York discovers errors in the transaction data provided by either BNYM or DTCC, or in the calculation process, subsequent to the rate publication but on that same day, the secured overnight financing rate and accompanying summary statistics may be republished at approximately 2:30 p.m. (New York time). Similarly, if transaction data from BNYM or DTCC had previously not been available in time for publication, but became available later in the day, the secured overnight financing rate may be republished at approximately 2:30 p.m. (New York time). Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point (0.01%), though the Federal Reserve Bank of New York will review this revision threshold periodically and could modify it after any such review. The description of the secured overnight financing rate herein does not purport to be exhaustive.

Because the secured overnight financing rate is published by the Federal Reserve Bank of New York based on data received from other sources, neither UBS nor any of our affiliates has any control over its determination, calculation or publication. There can be no guarantee that the secured overnight financing rate will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Securities. If the manner in which the secured overnight financing rate is calculated is changed, that change may result in an increase in the Financing Rate on the Securities.

The Federal Reserve Bank of New York began publishing the secured overnight financing rate in April 2018. The Federal Reserve Bank of New York has also published historical indicative secured overnight financing rates going back to August 2014. Investors should not rely on any historical changes or trends in the secured overnight financing rate as an indicator of future changes in the secured overnight financing rate. Also, since the secured overnight financing rate is relatively new, the Securities are not expected to have established trading market when issued, and an established trading market may never develop or may not be very liquid. In addition, if the secured overnight financing rate does not become widely used as a benchmark in securities that are similar or comparable to the Securities, the trading price of the Securities may be lower than those of other securities that are linked to rates that are more widely used. Similarly, market terms for exchange traded notes with financing rates linked to the secured overnight financing rate may evolve over time, and trading prices of the Securities may be lower than those of later-issued secured overnight financing rate-linked exchange traded notes as a result.  Investors in the Securities may not be able to sell the Securities at all or may not be able to sell the Securities at prices comparable

Specific Terms of the Securities

to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The Federal Reserve Bank of New York is not responsible for publication of the secured overnight financing rate rates by UBS, does not sanction or endorse any particular republication, and has no liability for your use. For a more complete discussion of the secured overnight financing rate , see the website of SOFR Administrator’s Website.

Notwithstanding the foregoing:

➣

If the Security Calculation Agent determines on the relevant determination date that SOFR (or any successor base rate) has been discontinued, then the Security Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the SOFR base rate (or such successor base rate), provided that if the Security Calculation Agent determines there is an industry-accepted successor base rate for exchange traded notes similar to the Securities, then the Security Calculation Agent shall use such successor base rate; and

➣

If the Security Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Security Calculation Agent in its sole discretion may determine the business day convention, definition of business day and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the SOFR base rate (or such successor base rate), in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The establishment of SOFR (or such successor base rate, as applicable) for each period by the Security Calculation Agent shall (in the absence of manifest error) be final and binding.

The “Measurement Period Cash Amount” is an amount per Security equal to:

(a)	$0.00 on any calendar day, to but excluding the first day of a Measurement Period.
(b)	On the first day of a one-day Measurement Period:

At the close of trading on such Index Business Day, (Current Principal Amount on the immediately preceding calendar day × Index Factor, on such Index Business Day).

(c)	From and including the first day of a four-day Measurement Period:
(i)

At the close of trading on each Index Business Day during the four-day Measurement Period, the Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal Amount on the calendar day immediately preceding the first day of such Measurement Period × 0.25 × Index Factor, on such Index Business Day); and

(ii)	On any calendar day during the Measurement Period that is not an Index Business Day, the Measurement Period Cash Amount on the immediately preceding Index Business Day.
(d)	On any calendar day after the last Index Business Day of a Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

Notwithstanding the foregoing, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

The Measurement Period Cash Amount represents the portion of the Current Principal Amount that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of a four-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current

Specific Terms of the Securities

Principal Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

The “Final Measurement Period” means:

(a)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described under “— Market Disruption Event” beginning on page S-84;

(b)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index Business Days from and including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:

(i) the Closing Indicative Value as of such Index Business Day times (ii) the number of Securities outstanding as reported by FEDLSO <Index> on Bloomberg.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Indxx LLC.

The “Calculation Date” means September 7, 2061, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event” beginning on page S-84, you may submit a request to have us redeem your Securities on any Index Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index Business Day. You must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the notice of redemption rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The First Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption

Specific Terms of the Securities

Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if we have issued a call notice, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value Event occurs, the last Redemption Date will be the date on which the Zero Value Event occurred.

If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituent Securities, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event” beginning on page S-84.

As of any Redemption Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to:

(0.125% × Closing Indicative Value of the Security as of the Redemption Valuation Date).

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date – Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to such fee waiver.

We will inform you of such Redemption Amount on the first Index Business Day following the applicable Redemption Valuation Date.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The following graphic illustrates the formula to determine the Redemption Amount, which has been simplified for ease of presentation:

Redemption Amount	=	Closing Indicative Value	–	Redemption Fee Amount

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.

The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “— UBS Call Right” beginning on page S-80 and “— Automatic Acceleration Upon Zero Value Event” beginning on page S-81.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➣

deliver a notice of redemption, which we refer to as a “Redemption Notice”, in the form attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon on the Index Business Day on which you elect to exercise your redemption right. If we receive your Redemption Notice by the time specified

Specific Terms of the Securities

in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;
➣

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation”, to us via email in the specified form by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➣	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Date at a price equal to the Redemption Amount; and
➣	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m., on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

We reserve the right from time to time to reduce or waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation Date.

UBS Call Right

UBS may at its option redeem all, but not less than all, of the issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If we call the Securities, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

We will inform you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Index Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event” beginning on page S-84.

The “Call Measurement Period” means:

(a)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event” beginning on page S-84; and

Specific Terms of the Securities

(b)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of its Call Right will equal:

(i) The Closing Indicative Value as of such Index Business Day times (ii) the number of Securities outstanding as reported by FEDLSO <Index> on Bloomberg.

The “Call Valuation Date” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.

In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement Period.

The following graphic illustrates the formula to determine the Call Settlement Amount, which has been simplified for ease of presentation:

Cash Settlement Amount	=	Closing Indicative Value, on last Index Business Day in Call Measurement Period

You may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.

In addition, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “— Automatic Acceleration Upon Zero Value Event” below.

Automatic Acceleration Upon Zero Value Event

A Zero Value Event represents the first instance when the Current Indicative Value (intraday indicative value) or the Closing Indicative Value is less than or equal to zero (other than on an Excluded Day, as defined below). It will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

A Zero Value Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value (intraday indicative value) or the Closing Indicative Value declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, the second Index Business Day following such event), as described under “Permanent Deleveraging Valuation Dates” above.

A “Zero Value Event” occurs if the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day, as defined below) is less than or equal to zero. From immediately after the Zero Value Event and on all future calendar days, the Current Indicative Value (intraday indicative value) and the Closing Indicative Value will be set equal to zero.

As used above, an “Excluded Day” means (i) any calendar day after the Second Permanent Deleveraging Valuation Date (ii) any calendar day on or after which a Zero Value Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.

Specific Terms of the Securities

In the event that a Zero Value Event has occurred, UBS will issue a press release shortly after the event; provided that the failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.

You will lose your entire investment upon the occurrence of a Zero Value Event.

In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-80.

Loss Rebalancing Events

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day, as used below) decreases by 20% or more from the previous Last Reset Index Closing Level.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar quarter. This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such Loss Rebalancing Event.

As used above, an “Excluded Day” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day, (ii) any Quarterly Reset Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of an applicable Measurement Period, (vi) the First or Second Permanent Deleveraging Valuation Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation Date, and (viii) any calendar day on or after which a Zero Value Event has occurred.

“Loss Rebalancing Valuation Date” means:

(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under “— Market Disruption Event” beginning on page S-84; and

(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption Event.”

Permanent Deleveraging Event

A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the Permanent Deleveraging Event. If such an event were to occur, it most likely would occur only following a Loss Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the end of the Index Business Day following the Index Business Day on which the Loss Rebalancing Event occurred or, if the Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day, at the end of the second Index Business Day following the Index Business Day on which the Loss Rebalancing Event occurred.

A “Permanent Deleveraging Event” occurs if, at any time on an Index Business Day (other than an Excluded Day, as defined below), the Intraday Index Value decreases by 40% or more from the Last Reset Index Closing Level. If

Specific Terms of the Securities

a Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.

As used above, an “Excluded Day” means (i) the First or Second Permanent Deleveraging Valuation Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation Date, (iii) any day on or after which a Zero Value Event occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent Deleveraging Event occurs after 3:15 p.m. on such day, and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.

“Permanent Deleveraging Valuation Dates” means the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date, each as defined below:

(a)	The “First Permanent Deleveraging Valuation Date” means:
(i)

any Index Business Day, which otherwise would have been a Loss Rebalancing Valuation Date, but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “— Market Disruption Event” beginning on page S-84; or

(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, then the first Index Business Day following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described under “— Market Disruption Event.”

The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent Deleveraging Valuation Date.

(b)

The “Second Permanent Deleveraging Valuation Date” means the Index Business Day immediately following the First Permanent Deleveraging Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation Date.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of such press release shall be deemed to be the “announcement date” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split or reverse split, we will adjust the Current Principal Amount, Closing Indicative Value, Current Indicative Value, Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Current Principal Amount on such record date will be divided by four to reflect the 4:1 split. The adjusted Current Principal Amount will be rounded to eight decimal places. The split or reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not occur if we exercise our Call Right before it becomes effective.

In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities (commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will not occur if we exercise our Call Right before it becomes effective.

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders

Specific Terms of the Securities

for the maximum number of Securities they hold that is evenly divisible by the reverse split divisor. We will determine in our sole discretion the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Security Calculation Agent

UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at maturity or upon early redemption or call, or at other times, the Current Principal Amount, Current Indicative Value (which we also refer to as the intraday indicative value), Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Leverage Factor, the Index Factor, the Index Performance Ratio, the Residual Factor, the Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the SOFR base rate), the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, the Call Settlement Amount, that we will pay you if we call the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and whether any day is an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. If any Intraday Index Value as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event, Permanent Deleveraging Event or Zero Value Event shall have occurred on such Index Business Day on its own determination of such Intraday Index Value. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early redemption or call, on or prior to 12:00 noon on the Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.

All dollar amounts related to determination of the Accrued Fees, the Current Principal Amount, and any Redemption Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there

Specific Terms of the Securities

is a Market Disruption Event with respect to the Index on June 2, but no other Market Disruption Event during such Call Measurement Period, then June 3 will become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June 5th the third Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or any Reset Valuation Date, the Index Closing Level for such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there is a Market Disruption Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

In no event, however, will any postponement pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date, Calculation Date or any Reset Valuation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index Constituent Securities, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c)	the Index is not published; or
(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; and
(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

Specific Terms of the Securities

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➣	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➣	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Index Business Day after that day, unless:

➣	no quotation of the kind referred to above is obtained, or
➣	every quotation of that kind obtained is objected to within five Index Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Index Business Days after that first Index Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Specific Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➣	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➣	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation

If (i) the Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of, or otherwise fails to publish, the Index, (ii) a Benchmark Event (as described below) under the EU Benchmarks Regulation or UK Benchmarks Regulation (each as described under “Risk Factors – The Securities are linked to the Index and are subject to certain regulatory risks”) occurs with respect to the Index or the Index Sponsor, if applicable, (iii) our license agreement with the Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an EU Benchmarks Regulation compliant index licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “successor index”), and the Security Calculation Agent approves such index as a successor index, then on and after the date determined by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice of the successor index and the date on and after which the Index Closing Level will be determined by reference thereto to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Reset Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Reset Valuation Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

For purposes of the above, a “Benchmark Event” may occur if the EU Benchmarks Regulation and/or UK Benchmarks Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index Sponsor is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the Index Sponsor is not permitted under the EU Benchmarks Regulation or UK Benchmarks Regulation, as applicable.

Specific Terms of the Securities

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, Current Principal Amount, Current Indicative Value (intraday indicative value), Closing Indicative Value, Index Factor, Index Performance Ratio, Residual Factor, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.

An “Index Replacement Event” means:

(a)

an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after September 14, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c)

any event that occurs on or after September 14, 2021 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

Specific Terms of the Securities

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or such successor or Substitute Index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Index Performance Ratio, the Last Reset Index Closing Level, the Accrued Fees, and any Redemption Amount, Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount, and all related payment terms based directly or indirectly on the Index Closing Level calculated by the Security Calculation Agent. Accordingly, if the method of calculating the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had been no such modification (e.g., due to a rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been modified (e.g., as if such rebasing had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS may, in its sole discretion, amend the title of the Securities in order to remove reference the former Index and to make such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the relevant successor index or Substitute Index, as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors — Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-44 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Specific Terms of the Securities

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the Index prior to and/ or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➣	acquire or dispose of long or short positions of Index Constituent Securities or, if applicable, other securities of issuers of the Index Constituent Securities,
➣

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange‑traded funds or other instruments based on the level of the Index or the value of the Index Constituent Securities,

➣

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or securities, or

➣	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in a Measurement Period or on any Redemption Valuation Date. That step may involve sales or purchases of any of the Index Constituent Securities, listed or over-the-counter options or futures on the Index Constituent Securities or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index. Any of these hedging activities may adversely affect the level of the Index, and therefore, the market value of your Securities or amount we will pay on your Securities on the relevant Redemption Date, Call Settlement Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the Securities declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the final valuation date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors — Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS” beginning on page S-42 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date hereof and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the accompanying prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not discuss all of the tax consequences that apply to you if you are a member of a class of holders subject to special rules, such as:

➣	a dealer in securities,
➣	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,
➣	a bank,
➣	a life insurance company,
➣	a person subject to alternative minimum tax,
➣	a person that purchases or sells the Securities as part of a wash sale for tax purposes,
➣	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➣	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “— U.S. Holders — Unrelated Business Taxable Income”, the discussion below does not apply to tax exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “— Non-U.S. Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, then it is likely that (i) a U.S. holder will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) a U.S. holder

Material U.S. Federal Income Tax Consequences

will generally recognize capital gain or loss upon the sale, redemption or maturity of the Securities in an amount equal to the difference between the amount that it realizes at such time and the amount that it paid for the Securities (including the creation fee, if any, payable by institutional investors transacting directly with UBS Securities LLC). Such gain or loss will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. Some possible alternative treatments are described below. In particular, it is possible that you could be required to include the dividends on the Index Constituent Securities in income when they are distributed (based on the notional amount of the Index that is referenced by your Securities), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities.

Furthermore, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Alternatively, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. Under this treatment, you would generally be required to currently include any dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by your Securities), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities. In addition, under this treatment, you would generally recognize gain or loss, at least some of which could be short-term capital gain or loss, (i) each time the Index rebalances or is adjusted, (ii) upon a quarterly reset of the Current Principal Amount or (iii) upon an adjustment to the leverage amount under the Securities upon a Loss Rebalancing Event or Permanent Deleveraging Event. Furthermore, under this treatment, you would treat (i) the Daily Tracking Fee as amounts of expense that would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors and (ii) the Daily Financing Fee as an interest payment that is subject to the general limitations on interest deductions. Such amount would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, (i) each time the Index rebalances or is adjusted, (ii) upon a quarterly reset of the Current Principal Amount or (iii) upon an adjustment to the leverage amount under the Securities upon a Loss Rebalancing Event or Permanent Deleveraging Event.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities.

In addition, if the Index includes components that are classified as a partnership, real estate investment trust, regulated investment company or a passive foreign investment company, in each case for U.S. federal income tax purposes, then it is possible that the portion of such Securities that reference such components may be subject to the special constructive ownership rules under Section 1260 of the Code, in which case a portion of any gain that you recognize upon the sale, redemption or maturity of the Securities could be treated as ordinary income that is subject to an interest charge.

Furthermore, in 2007, the IRS released a notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Material U.S. Federal Income Tax Consequences

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare Tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, then a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to

Material U.S. Federal Income Tax Consequences

United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “— Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

Section 871(m) and the regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts, such as structured notes, held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, and intend to take the position, that the Securities should be treated as delta-one contracts for this purpose. The Section 871(m) tax applies even if the dividends on the reference equities are not transmitted to the non-U.S. holder.

The Section 871(m) regulations provide that contracts that reference a “qualified index” generally are not subject to withholding under Section 871(m). The determination as to whether an index is a qualified index for contracts that are issued in a calendar year is made on the first business day of the calendar year. If an index is a qualified index as of such day, then all contracts that are issued within that year with respect to the performance of the index will be treated as a qualified index during the term of the contract.

We currently believe, and currently intend to take the position, that the Index should not be treated as a qualified index in 2021. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index Constituent Securities, which are U.S. corporations, for Section 871(m) purposes. Non-U.S. holders of Securities should therefore be subject to a 30% withholding tax (subject to reduction under an applicable treaty) with respect to their share of dividends on the Index Constituent Securities (based on the notional amount of the Index that is referenced by the Securities that are owned by the non-U.S. holder). This will be the case even though such amounts will be invested in the Index and will not be distributed to holders of Securities.

The timing of the Section 871(m) withholding tax depends on an election that is made by the withholding agent with respect to your Securities. The withholding agent could elect to impose the withholding tax with respect to dividends that are paid on the Index Constituent Securities at the time that such dividends are paid, even though such amount will be invested in the Index and there will be no corresponding distributions to holders of Securities. We intend to report, and impose withholding if we are the withholding agent, based on each date that there is a distribution on the Index Constituent Securities. If a withholding agent makes this election with respect to your Securities, then it will impose withholding even though there is no cash payment from which to withhold. Accordingly, the withholding agent will withhold from other assets of yours that are in its custody or it may dispose of a portion of your Securities in order to fund the withholding tax.

If a withholding agent does not make the election described in the preceding paragraph, then it will withhold the Section 871(m) tax upon the earlier of the sale, redemption or maturity of the Securities. In such a case, the withholding tax will reduce the amount that you receive upon the sale, redemption or maturity of the Securities, and the withholding tax will be imposed based on the dividends that were included in the Index during the term that you held the Securities (based on the notional amount of the Index that is referenced by your Securities) irrespective of the amount that you realize at such time.

If a withholding agent does not impose the Section 871(m) withholding tax, you will still be liable for such tax upon the earlier of the sale, redemption or maturity of the Securities.

If a non-U.S. holder is entitled to a reduced withholding rate under the dividend provision of an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

Non-U.S. holders should consult their tax advisors regarding the amount and timing of the Section 871(m) withholding tax in respect of their Securities, and the possibility that they could be subject to such tax during the term of the Securities notwithstanding that they will not receive any cash prior to the sale, redemption or maturity of the Securities.

Material U.S. Federal Income Tax Consequences

Furthermore, payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should assume that withholding agents will generally treat payments on the Securities as subject to the FATCA certification and identification requirements.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of the aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Accrued Fees in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors who are able to purchase Securities directly from it a creation fee, which may vary over time at UBS’s discretion. It is likely that the prices at which an institutional investor who has purchased Securities directly from UBS Securities LLC will sell such Securities to investors will reflect any such creation fee paid to UBS. Accordingly, such fee may influence the price that investors pay for their Securities in the secondary market.

UBS expects that delivery of the Securities pursuant to this prospectus supplement will be made against payment therefor on the third business day following the Initial Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of this prospectus supplement will be required, by virtue of the fact that the Securities initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to make such trades should consult their own advisor.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend, slow or cease sales of Securities at any time, at our discretion, or resume sales of Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus supplement and the accompanying prospectus may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-91, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Supplemental Plan of Distribution

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Accrued Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

Notice of Early Redemption

To: ol-ubs-etracs@ubs.com

Subject:	ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN Notice of Early Redemption, CUSIP No. 90278V750 (the “Securities”)

[BODY OF EMAIL]

Name of broker: [               ]

Name of beneficial holder: [               ]

Number of Securities to be redeemed: [               ]

Applicable Redemption Valuation Date: [               ], 20[   ]1

Broker Contact Name: [               ]

Broker Telephone #: [               ]

Broker DTC # (and any relevant sub-account): [               ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — Risks Relating to the Return on the Securities — You will not know the Redemption Amount at the time you request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

[1]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

Broker’s Confirmation of Redemption

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Security Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $        ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN due September 15, 2061, CUSIP No. 90278V750, redeemable for a cash amount based on the performance of the IFED Large-Cap US Equity Index Total Return (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]2, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

By:
Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date, subject to UBS’s right to waive such minimum redemption requirement in its sole discretion.)

[2]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-16
Risk Factors	S-32
The Index	S-65
Valuation of the Index and the Securities	S-68
Specific Terms of the Securities	S-70
Use of Proceeds and Hedging	S-91
Material U.S. Federal Income Tax Consequences	S-92
Benefit Plan Investor Considerations	S-97
Supplemental Plan of Distribution	S-98
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Validity of the Securities	76
Experts	76

$25,000,000 ETRACS 2x Leveraged IFED Invest with the Fed TR Index ETN due September 15, 2061

  Prospectus Supplement dated September 15, 2021

  (To Prospectus dated February 24, 2021)

  UBS Investment Bank